SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
____________________

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Southwest Gas Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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Southwest Gas™
HOLDINGS

2023 Proxy Statement

Notice of 2023 Annual Meeting of Stockholders

To Be Held on May 4, 2023

March 21, 2023
Dear Stockholder:
You are cordially invited to the Annual Meeting of Stockholders of Southwest Gas Holdings, Inc. scheduled to be held on May 4, 2023 at 8:30 a.m. PDT in a completely virtual format. Please see page 1 of the Proxy Statement for instructions regarding access to the virtual Annual Meeting.
The Notice of Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting. Your Board of Directors asks you to support the Board of Directors’ director nominees and to follow its recommendations with respect to the other proposals set forth in the Proxy Statement.
It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote, as instructed in the Notice of Internet Availability of Proxy Materials or Proxy Card, online, as promptly as possible. If you received only a notice in the mail or by email, you may also request a paper Proxy Card to submit your vote by mail, if you prefer. However, we encourage you to vote online or by telephone because it is more convenient, conserves natural resources and reduces printing costs and postage fees.
Your interest and participation in the affairs of our Company are greatly appreciated.
Sincerely yours,
Karen S. Haller
President and Chief Executive Officer

8360 S. Durango Drive Las Vegas, Nevada 89113
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 21, 2023
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Southwest Gas Holdings, Inc. (“we,” “us,” “our,” or the “Company”) will be held on May 4, 2023, at 8:30 a.m. PDT in a completely virtual format, for the following purposes:
(1)To elect eleven directors of the Company;
(2)To approve, on a non-binding, advisory basis, the Company’s executive compensation;
(3)To approve, on a non-binding, advisory basis, the frequency of the non-binding advisory vote on executive compensation;
(4)To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2023; and
(5)To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors of the Company established March 6, 2023, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

HOW TO VOTE
Please review the proxy statement and vote, at your earliest convenience, using any of the following methods:
(	Call the phone number listed on your Proxy Card to vote BY TELEPHONE.
:	Visit the website listed on your Proxy Card to vote ONLINE.
Sign, date and return your Proxy Card in the provided postage-paid envelope to vote BY MAIL.
I	Access the virtual meeting to vote by ballot. See “How Do I Attend the Annual Meeting?” (page 1) for instructions.
Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting virtually, so that if you are unable to attend the Annual Meeting your shares can still be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you attend the Annual Meeting virtually and decide to vote by ballot at the Annual Meeting, such vote will revoke any prior proxy you may have submitted. If your shares are held in the name of a bank, broker or other holder of record, you may vote at the Annual Meeting only if you provide a legal proxy from such bank, broker or other holder of record.
By Order of the Board of Directors
Thomas E. Moran
Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 4, 2023: Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet. On or about March 21, 2023, an important Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) will be sent to our stockholders of record, and a paper copy of the proxy materials will be sent to Employee Investment Plan participants and those stockholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice regarding availability of proxy materials. In accordance with SEC rules, you may access our proxy materials and 2022 Annual Report to Stockholders at www.swgasholdings.com/proxymaterials, which provides for anonymous access. The Notice of Internet Availability also includes instructions for stockholders to request, at no charge, a printed copy of the proxy materials.
Important Notice Regarding the Virtual Annual Meeting: The format of the virtual Annual Meeting ensures that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. For more information about the virtual Annual Meeting, see “General Information” in this Proxy Statement.

Southwest Gas Holdings 2023 Notice and Proxy i

PROXY STATEMENT
____________________
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2023
GENERAL INFORMATION
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Southwest Gas Holdings, Inc. (“we,” “us,” “our,” or the “Company”) for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held in a completely virtual format on May 4, 2023 at 8:30 a.m. PDT.
We are sending a Notice of Internet Availability of Proxy Materials (“Notice”) and making this Proxy Statement, a form of Proxy Card and our 2022 Annual Report to Stockholders available to stockholders on our website at www.swgasholdings.com/proxymaterials on or about March 21, 2023. We also will be mailing these materials to Employee Investment Plan participants, and to those stockholders who request paper or e-mail copies of the proxy materials, on or about March 21, 2023.

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders and described in these materials, including:
▪The election of eleven directors of the Company;
▪The approval, on a non-binding, advisory basis, of the Company’s executive compensation;
▪The approval, on a non-binding, advisory basis, of the frequency of the non-binding advisory vote on executive compensation;
▪The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2023; and
▪The transaction of such other business as may properly come before the meeting or any adjournment thereof.

How do I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting online, where you will be able to listen to the meeting live, submit questions and vote online, as long as you have pre-registered. Attendance at the Annual Meeting will be limited to stockholders of the Company as of the record date, and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location.
In order to attend the virtual Annual Meeting, you will need to pre-register at least two hours before the Annual Meeting begins. To pre-register for the meeting, please go to https://register.proxypush.com/swx. You will need the control number found on the upper right-hand corner of the Proxy Card included in the proxy materials. After registering, you will receive a confirmation email. Approximately one hour prior to the start time of the meeting, you will receive another email containing a unique link providing access to the virtual Annual Meeting. The Annual Meeting will begin promptly at 8:30 a.m. PDT. Online access to the meeting will open at 8:15 a.m. PDT to allow time for stockholders to log-in and test their equipment. A countdown waiting page will be shown if you log-in before 8:15 a.m. PDT. All emails will be sent to the email address you provide during pre-registration. You
Southwest Gas Holdings 2023 Notice and Proxy 1

will need the latest version of Chrome, Safari, Internet Explorer, Edge or Firefox. Please test your internet browser before the Annual Meeting to ensure compatibility. A toll-free phone number will be provided to access technical support for the virtual Annual Meeting.
Technical Disruptions. In the event of any technical disruptions or connectivity issues during the course of the Annual Meeting, please allow for some time for the meeting website to refresh automatically, and/or for the meeting operator to provide verbal updates.
Stockholder List. As required by Delaware law, we will make available a list of registered stockholders as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting from April 24, 2023 through May 4, 2023 at our headquarters located at 8360 S. Durango Dr., Las Vegas, Nevada. If you wish to inspect the list, please submit your request, along with proof of ownership, by email to SWX@swgas.com. As required by our Bylaws, the stockholder list will also be available electronically on the meeting website during the live webcast of the Annual Meeting.
Voting by Ballot at the Annual Meeting. Although the meeting webcast will begin at 8:30 a.m. PDT on
May 4, 2023, we encourage you to access the meeting site 15 minutes prior to the start time to allow ample time to log into the meeting webcast and test your computer system.
For street name stockholders who wish to vote by ballot at the Annual Meeting, you must also provide a legal proxy from your broker, bank or other custodian when submitting your ballot before the polls close at the Annual Meeting. Any voting instruction form you receive in connection with the Annual Meeting is not a legal proxy. Please also note that if you do request a legal proxy from your broker, bank or other agent, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your broker, bank or custodian to vote on your behalf. Consequently, you will only be able to vote by ballot at the Annual Meeting. Your legal proxy, in electronic form (PDF, JPEG, GIF or PNG file format), must be submitted along with your ballot before the polls close at the Annual Meeting in order for your vote by ballot to count. Multiple legal proxies must be combined into one document for uploading at the Annual Meeting.

How can I submit questions prior to and during the Annual Meeting?
Prior to the Annual Meeting, stockholders may submit questions pertaining to the business of the meeting by emailing the Company’s Corporate Secretary, Thomas Moran, at: SWX@swgas.com. During the Annual Meeting, as well as 15 minutes prior to the start time, stockholders will also be able to submit questions through the online platform used for the Annual Meeting. As has been the case at prior Annual Meetings of Stockholders, the Company will respond to questions during the meeting or shortly after the meeting on our website as applicable. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit questions to remove inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters. If we receive substantially similar questions, we may group such questions together and provide a single response.

Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 6, 2023, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. If you are a stockholder of record on that date, you are entitled to vote all of the shares that you held on that date at the Annual Meeting, or any adjournment or postponement of the Annual Meeting. No dissenters’ rights are provided under the Delaware General Corporation Law, our Articles of Incorporation, or our Bylaws with respect to any of the proposals described in this Proxy Statement.

How many votes do I have?
You have one vote for each share of the Company’s common stock (“Common Stock”) you owned as of the record date for the Annual Meeting.
2 Southwest Gas Holdings 2023 Notice and Proxy

How do I vote?
If your shares are registered directly in your name, you are the holder of record of those shares and can vote your shares either by proxy, whether or not you attend the virtual Annual Meeting, or by ballot by attending the virtual Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to submit your proxy promptly by using the Proxy Card to vote online, by telephone or by signing, dating and returning the Proxy Card to ensure that your votes are counted. You may still attend the virtual Annual Meeting and vote by ballot even if you have already submitted a proxy.
To vote by proxy, you may either:

(	Call the phone number listed on your Proxy Card to vote BY TELEPHONE.

:	Visit the website listed on your Proxy Card to vote ONLINE.

-	Request a printed Proxy Card and sign, date and return your Proxy Card in the enclosed postage-paid envelope that will be provided to you to vote BY MAIL.
If you hold your shares in a brokerage account or through a bank or other holder of record, you are the beneficial owner of the shares, and the shares are held in “street name.” Your broker, bank or other holder of record (collectively referred to as “broker”) is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote by following the instructions provided by your broker, or to obtain a legal proxy from your broker in order to vote by ballot at the virtual Annual Meeting.
If you hold your shares indirectly in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you have the right to direct the EIP trustee how to vote your shares by following the instructions from the EIP trustee accompanying the Proxy Statement. Please note that the EIP trustee must receive your vote directions by no later than May 1, 2023. If you do not timely direct the EIP trustee how to vote your shares, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants. EIP Participants may not vote their EIP shares by ballot at the Annual Meeting.

Can I revoke or change my vote?
Yes, a record holder can revoke or change a vote at any time prior to the voting of shares at the Annual Meeting by (a) casting a new vote by telephone or online; (b) sending a new Proxy Card with a later date; (c) sending a written notice of revocation that is received on or prior to May 3, 2023, by mail to EQ Shareowner Services, Southwest Gas Holdings, Inc. P.O. Box 64945, Saint Paul, MN 55164-0945; or (d) voting by ballot at the virtual Annual Meeting. If a broker, bank, trustee or other nominee holds your shares, you must contact them in order to find out how to change your vote.

What are the Board’s recommendations?
The Board’s recommendations are set forth within the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
▪FOR the election of the slate of directors nominated by the Board (see Proposal 1);
▪FOR the approval, on a non-binding, advisory basis, of the Company’s executive compensation (see Proposal 2);
▪FOR the approval, on a non-binding, advisory basis, of 1-YEAR frequency for future stockholder advisory votes on executive compensation (see Proposal 3); and
▪FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023 (see Proposal 4).

How many votes must be present to hold the Annual Meeting?
In order to conduct business at the Annual Meeting, the holders of a majority of the shares of Common Stock entitled to vote must be represented by virtual attendance or by proxy at the meeting. This is called a quorum.
Southwest Gas Holdings 2023 Notice and Proxy 3

As of the close of business on March 6, 2023, 67,211,614 shares of Common Stock were outstanding and entitled to vote; therefore a quorum will be established by the presence of 33,605,808 shares by virtual attendance or by proxy at the Annual Meeting. Proxies received but marked as abstentions and any broker non-votes will be included in the calculation of the votes considered to be present at the meeting.

What is a “broker non-vote”?
A “broker non-vote” occurs when a broker lacks discretionary authority to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (“NYSE”) determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors is considered a “non-routine” matter. Similarly, the advisory votes to approve the Company’s executive compensation and the frequency of future stockholder advisory votes on executive compensation are considered “non-routine” matters. Therefore, beneficial owners who hold their shares in street name must provide voting instructions to their brokers in order for their broker to vote their shares on these matters. As a result, if you do not instruct your broker on how to vote your shares, then your shares will not be voted on these proposals. We urge you to instruct your broker about how you wish your shares to be voted. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023 is considered a “routine” matter, and brokers will have discretionary authority to vote on this matter without any instruction from the beneficial owners.

What vote is required to approve each Proposal?
The eleven nominees for director who receive the highest number of votes “FOR” their election will be elected as directors. This is called a “plurality vote.” However, our Board has adopted a majority voting policy, which is reflected in our Corporate Governance Guidelines. Pursuant to this policy, any director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly submit his or her resignation to the Board following the certification of the election results. For more details of our majority voting policy, see “Governance of the Company - Majority Voting Policy” below. The affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is necessary to ratify PricewaterhouseCoopers LLP’s selection as the independent registered public accounting firm for the Company for fiscal year 2023 and to approve, on an advisory basis, the Company’s executive compensation. The advisory vote on the frequency of future stockholder advisory votes on executive compensation will be approved by a plurality of votes affirmatively cast at a duly held Annual Meeting at which a quorum is present. Although the results of the votes to approve executive compensation and on the frequency of future stockholder advisory votes on executive compensation are non-binding, the Board will consider the outcome of the votes when making future executive compensation decisions and when deciding how often to hold advisory votes on executive compensation.

How are my votes counted?
▪Election of Directors: You may vote “FOR ALL,” or “WITHHOLD ALL,” or “FOR ALL EXCEPT.” If you mark “FOR ALL,” your votes will be counted for all of the director nominees. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the election of directors.
▪Advisory Vote to Approve Executive Compensation: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the advisory vote to approve the Company’s executive compensation. The result of this vote is non-binding. However, the Board will consider the outcome of the vote when making future executive compensation decisions. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.
▪Advisory Vote to Approve Frequency of Advisory Vote on Executive Compensation: You may vote “1-YEAR”, “2-YEARS,” “3-YEARS,” or “ABSTAIN” with respect to the advisory vote on the frequency of the advisory vote on executive compensation. The result of the vote on the frequency of advisory votes on executive compensation is non-binding, and the Board will consider the outcome of the vote when deciding how often an advisory vote on executive compensation will be submitted to the Company’s stockholders. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.
4 Southwest Gas Holdings 2023 Notice and Proxy

▪Ratification of the selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.
We will appoint an independent inspector of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to Company stockholders.

What if I do not vote for any or all of the matters listed on my Proxy Card?
As a stockholder of record, if you return a signed Proxy Card without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the Proxy Card, “FOR” the advisory vote to approve executive compensation, for “1-YEAR” as the frequency of the advisory vote on executive compensation, and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023, if you have not voted otherwise on a particular proposal. With respect to any other matter that properly comes before the Annual Meeting, Karen S. Haller and Thomas E. Moran, the proxies designated by the Board and identified in the accompanying Proxy Card, will vote all proxies granted to them at their discretion.

Can the shares that I hold in a brokerage account or the EIP be voted if I do not instruct my broker or the EIP trustee?
▪Shares held in street name: If you do not instruct your broker to vote your shares of Common Stock held in street name, your broker has the discretion to vote your shares on all “routine” matters scheduled to come before the Annual Meeting. For “non-routine” matters, your broker does not have discretion to vote your shares and, if you do not give your broker voting instructions, your shares will be considered broker non-votes. The election of directors, the advisory vote to approve executive compensation, and the advisory vote on the frequency of advisory votes on executive compensation are considered “non-routine” matters, and in order to vote on these matters, you will need to instruct your broker how to vote your shares. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023 is considered a “routine” matter, and your broker will have the discretion to vote your shares unless you provide voting instructions.
▪Shares held in the EIP: If you do not provide instructions to the EIP trustee for the shares of Common Stock that you hold in the EIP, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

Are proxy materials available online?
Complete copies of the Notice of 2023 Annual Meeting of Stockholders, this Proxy Statement and the 2022 Annual Report to Stockholders are available at www.swgasholdings.com/proxymaterials.

Why did I receive a Notice instead of a full set of proxy materials?
SEC rules allow us to furnish our proxy materials online. Accordingly, we sent the majority of our stockholders a Notice for this year’s Annual Meeting of Stockholders containing instructions on how to access the proxy materials online or to request a paper or e-mail copy. In addition, stockholders may request to receive proxy materials in printed form by mail or e-mail on an ongoing basis by submitting a request to us at www.investorelections.com/swx. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it. If multiple stockholders reside at the same address, each stockholder will receive their own proxy materials, unless the stockholder instructs otherwise.

Southwest Gas Holdings 2023 Notice and Proxy 5

What happens if the Annual Meeting is postponed or adjourned?
If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted at the Annual Meeting.

Who is soliciting my proxy?
Your proxy is being solicited by the Board, and the Company will bear the entire cost of the proxy solicitation. Innisfree M&A Incorporated, (“Innisfree”), 501 Madison Avenue, New York, NY 10022, has been retained to assist in obtaining proxies from certain stockholders at an estimated cost of $30,000. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to you if your shares are held in “street name.” Innisfree will reimburse them for their expenses in providing the materials to you on our behalf. In addition, our directors, officers or employees may solicit proxies in person or by telephone, e-mail or facsimile. No additional compensation will be paid for such services.
6 Southwest Gas Holdings 2023 Notice and Proxy

GOVERNANCE OF THE COMPANY

Board of Directors
Under the provisions of the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. The Board is kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers and by reviewing reports and other materials provided to it by management at the Board and committee meetings.
Independence
The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE and included in our Corporate Governance Guidelines. Our guidelines require that the Board be comprised of a majority of independent directors, consistent with the NYSE rules. The Board determined that directors Boughner, Cárdenas, Conley, Evans, Frisby, Lewis-Raymond, Linginfelter, Mariucci, Melarkey, Ruisanchez, Sharma, Teno, Thoman, Thomas and Thornton have no material relationships with the Company and are independent (“Independent Directors”). The independence determination for Messrs. Boughner, Cárdenas, Frisby, Melarkey, and Thomas related to their service on the Board prior to their leaving Board service during 2022. The Board also determined that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.
In making these determinations, the Board reviewed all transactions or relationships with the Company using a definition of “material relationships” that (i) includes the criteria listed in Section 303A of the listing requirements of the NYSE and (ii) presumes that matters not subject to disclosure pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and matters above the Item 404 threshold which are authorized by Southwest Gas Corporation’s (“Southwest”) regulatory tariffs, are not “material relationships.” The definition of “material relationships” for directors on the Audit Committee also includes the criteria listed in Section 10A(m)(3) of the Exchange Act. The definition of “material relationships” for directors serving on the Compensation Committee also includes the criteria listed in Section 16(b) of the Exchange Act. The independence criteria used are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.swgasholdings.com. The Board based its independence determination primarily on a review of the responses of the directors and officers to questions regarding employment and compensation history, affiliations and family relationships, discussions with directors, and a review of Company and subsidiary payment histories.
In concluding that the directors listed above are independent, the Board reviewed four groups of transactions involving entities associated with directors Thomas and Teno. The first transaction is an agreement pursuant to which Southwest purchased approximately $332,838 in datacenter and communications-related products and services in 2022 from Switch, Inc. or its subsidiaries (“Switch”). Director Thomas and certain members of his family had an equity interest in Switch, and director Thomas was a director of Switch when Switch was a public company before it went private in December 2022. The Nominating and Corporate Governance Committee, excluding director Thomas, has reviewed the Switch transaction annually since 2011 under the Company’s policy for related person transactions, taking into account all relevant information, and has determined each year that director Thomas does not have a direct or indirect material interest in the transaction. The principal considerations in this determination are that the relationship with Switch was negotiated on an arm’s-length basis in the ordinary course of business, the transaction represents less than 1% of Switch’s annual revenues and director Thomas and his relatives and affiliates hold, collectively, a minority interest in Switch. Based on the committee’s recommendation and its own review, the Board determined that director Thomas was an Independent Director.
The second transaction is an ongoing customer relationship between Riggs Distler & Company, Inc. (a subsidiary of Centuri Group, Inc. (“Centuri”), which is a Company subsidiary) (“Riggs Distler”) and two subsidiaries of First Energy Corporation (“First Energy”) in which Riggs Distler was paid approximately $8.6 million by First Energy subsidiaries in 2022. Director Teno is a member of the board of directors of both First Energy and the Company, and pursuant to Item 404 of SEC Regulation S-K, Director Teno’s indirect interest in this transaction is deemed not material since it arises only because he is a director of First Energy. The third transaction is an ongoing customer relationship between Riggs Distler and NPL Construction Co. (a subsidiary of Centuri) (“NPL”) and Herc Rentals, Inc., a subsidiary of Herc Holdings, Inc. (“Herc”) in which Riggs Distler and NPL paid approximately $962,000 to Herc Rentals, Inc. in 2022. Director Teno is a member of the
Southwest Gas Holdings 2023 Notice and Proxy 7

board of directors of the Company and was a director of Herc during 2022. Again, because director Teno’s indirect interest in this transaction relates solely to being a director of Herc, his interest is deemed not material by SEC regulation. The fourth transaction is the Company’s agreement in the May 6, 2022 Cooperation Agreement (“Cooperation Agreement”) with Carl C. Icahn and associated entities (the “Icahn Group”), to, among other things, reimburse the Icahn Group for certain out-of-pocket expenses, including certain legal fees, incurred by the Icahn Group, in an amount not to exceed $3,722,200. Director Teno is an employee of Icahn Enterprises L.P. The Nominating and Corporate Governance Committee reviewed the terms of the Cooperation Agreement and determined that it did not form the basis of a material relationship between director Teno and the Company because the reimbursement amount represented considerably less than 2% of Icahn Enterprises L.P.’s 2021 gross revenue. Based on the Nominating and Corporate Governance Committee’s recommendation and its own review, the Board determined that director Teno is an Independent Director.
Board Meetings
The Board held five regular meetings and 28 special meetings in 2022. No incumbent director attended fewer than 75% of the Board and committee meetings on which he or she served during 2022. The Independent Directors meet in executive session, without management present, in connection with every regularly scheduled Board meeting. The sessions held before May 2022 were presided over by Michael J. Melarkey, who was Chair of the Board (the “Chair”) and the Presiding Director at that time. The executive sessions held after May 2022 are presided over by E. Renae Conley, the Chair and current Presiding Director.

Board Leadership Structure
The policy of the Board is that the role of Chair should be separate from that of the Chief Executive Officer. The Chair is elected annually by the full Board. Every three years or upon a Chair’s resignation, retirement, or failure to be reelected to the Board by stockholders, the Board conducts an in-depth assessment of potential candidates for that position. The Board believes that this leadership structure is the appropriate structure for the Company at this time because it allows the Board to exercise true independent oversight of management. The Board elected director Conley to serve as Chair, following the retirements of directors Melarkey and Boughner, the previous Board Chairs. As a member of the Board, Chair Conley may represent the Board in meetings with various constituencies, including investors. Prior consultation with Company management in these instances helps to ensure consistency and context for Board member communications.
The Board believes the structure described above provides strong leadership for our Board, while positioning our Chief Executive Officer as the leader of the Company for our investors, counterparties, employees and other stakeholders. The Board believes that the current structure, which includes an independent Chair serving as Presiding Director, helps ensure independent oversight of the Company and allows the Chief Executive Officer to focus her energies on management of the Company.
All members of the Board are independent, with the exception of the Chief Executive Officer. A number of the independent Board members are currently serving or have served as directors or as members of senior management of other public companies and large institutions. All of the Board committees are comprised solely of Independent Directors, each with a different Independent Director serving as Chair of the committee. The Board believes that the number of independent experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chair, benefits the Company and its stockholders.
The Board recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its stockholders.

Risk Oversight
The entire Board is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk-aware and risk-adjusted decision making throughout the Company.
Regulation by various state and federal utility regulatory commissions is one of the key risks that the Company’s utility subsidiary faces. The limits imposed on Southwest as a public utility permeate its business operating model (including pricing of services, authorized areas of service and obligations to serve the public). Other risks
8 Southwest Gas Holdings 2023 Notice and Proxy

affecting the Company include operational risks; strategic transactions risks; financial, economic and market risks; and regulatory, legislative and legal risks, including electrification or decarbonization policies, and have evolved with changes in the natural gas distribution and utility infrastructure services industries.
The Board receives regular reports from management in areas of material risk to the Company, including credit risk, liquidity risk, cybersecurity risk and operational risk. Credit and liquidity risks are addressed in the review of capital budgets and ongoing capital requirements. Liquidity risks are also addressed in the review of gas supply acquisition and related regulatory cost recovery. Cybersecurity risks are addressed in review of regular reports to the Board. Operational risks are addressed in the review of operating budgets, key performance indicators and regulatory compliance requirements, including pipeline safety requirements. Southwest has a General Counsel and Compliance Officer reporting to the President of Southwest and Centuri has a General Counsel and Compliance Officer reporting to the Chief Executive Officer of Centuri, who hold primary responsibility for regularly communicating with the Board regarding risk management at the Company and its subsidiaries.
Oversight responsibility rests with the full Board and is not assigned to any of the Board committees. However, the committees assist the Board’s oversight role through their focus on risks in their assigned areas of responsibility - such as financial risk by the Audit Committee and Environmental, Social and Governance (“ESG”) related matters by the Nominating and Corporate Governance Committee.

Analysis of Risk in Company Executive Compensation Policies
Formally on an annual basis, and in its execution and consideration of compensation plans, Company management reviews, analyzes and considers whether the Company’s compensation policies and practices encourage unnecessary or excessive risk taking that is reasonably likely to have a material adverse effect on the Company. One of the primary purposes of this review is to ensure that our incentive compensation programs do not inappropriately encourage unnecessary or excessive risk taking at any level in the organization that would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee oversees the risk review process. In 2022, management concluded, and discussed with the Compensation Committee, that the Company’s compensation policies and practices do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

Cybersecurity Oversight
Cybersecurity is a risk overseen by the full Board, along with subject matter experts within the Company. It is a priority that is regularly addressed by the Board with the relevant functional leaders of the Company, including frequent in-person reports of the Chief Information Officer at Board meetings. The full Board receives these reports, as well as regular reports on the Company’s enterprise risk management program, from management to help enable it to oversee and manage the Company’s risks in these areas.

ESG Practices and Oversight
The Company strives to make a positive impact on our customers, employees, communities and the environment, and we are dedicated to improving energy efficiency, protecting the environment, and supporting innovation. We continue to implement sustainable business practices in key aspects of our operations, with a goal of refining these practices over time. The Nominating and Corporate Governance Committee of the Board of Directors oversees the Company’s policies and performance on sustainability, climate change, diversity, equity and inclusion, human rights and other ESG topics. The committee and management provide regular updates to the full Board as these topics apply to our business practices and operations. Additionally, the Compensation Committee continues to evaluate the alignment of executive incentive compensation with success in the ESG arena as updates are made to our ESG goals and public commitments.
Sustainability
We understand our business has an impact on the environment, and we are committed to minimizing this impact. The Company recognizes that climate change implications, such as severe weather events, greenhouse gas (“GHG”) emissions regulations, and increased public awareness of the impacts of climate change, pose
Southwest Gas Holdings 2023 Notice and Proxy 9

strategic risks for our Company and its stakeholders. The Company has demonstrated its commitment to minimize our environmental impact through a history of sustainable practices. For example, with the oversight of and guidance from our Board and management, the Company is taking proactive measures to help communities achieve their emissions reduction goals and to manage relevant climate change risks in our operations. These measures include:
▪Delivering lower-carbon fuels to our communities, including gas to be used as compressed natural gas (“CNG”) and renewable natural gas (“RNG”).
▪Investing in RNG projects that support customer economic and energy goals and the production of low- and no-carbon energy.
▪Partnering with Arizona State University and the University of Nevada, Las Vegas on hydrogen blending and creation projects.
▪Investing in methane emissions-capture systems.
▪Investing in the integrity of and preventing excavation damages to our infrastructure.
▪Switching our fleet to CNG where feasible.
▪Investing in energy-efficient technologies and renewable energies to power our buildings.
▪Developing and promoting customer energy-efficiency and carbon-offset programs.
Given the large number of ESG reporting agencies and frameworks, it is of ongoing importance to the Company to identify and report under widely accepted disclosure frameworks that are most relevant to our industries and most informative to our stakeholders. Through collaboration with industry associations, Southwest discloses GHG emissions data annually as reported on the U.S. Environmental Protection Agency’s Greenhouse Gas Reporting Program Subpart W and the AGA/EEI Template. Additionally, the Company adopted and began disclosure under the Sustainability Accounting Standards Board reporting framework in 2020. Recently, some large investors have asked their portfolio companies, including us, to track and disclose under Task Force on Climate-Related Financial Disclosures (“TCFD”) standards. With the publication of our 2022 Sustainability Report, we have begun initial TCFD disclosure reporting and are continuing to evaluate gaps by identifying the internal and external resources needed for this purpose, while also introducing our alignment with the United Nations Sustainability Development Goals and the Global Reporting Initiative.
In support of a comprehensive sustainability undertaking, Centuri founded several cross-functional enterprise excellence teams, furthering our strategic sustainability goals across a growing family of companies. As our business evolves, we continue building upon our sustainable environmental practices.
In 2021, Centuri announced its plan to reduce GHG emissions by 25% by 2030 (using 2019 as the base year). At the same time, Southwest began evaluating methods to attain shared emissions reduction goals in its service territories. Demonstrating progress in this area, Southwest continues to actively reduce its carbon footprint through improvements to its fleet and building facilities. Southwest has also made significant progress in supporting projects to deliver low-carbon fuels to the marketplace through RNG projects and hydrogen blending pilot programs.
Efforts to include RNG in our gas supply portfolio are ongoing. Several of our RNG activities were approved in 2020 by state utility commissions. In late 2021, Southwest began delivery of RNG to the Regional Transportation Commission of Southern Nevada for use in its fleet of buses. This step will help in the effort to further drive down transportation emissions in the Las Vegas, Nevada region. Additionally, both the Tres Rios Wastewater facility and the Paloma Dairy RNG interconnect projects located in Arizona were completed and placed into operation. In 2022, the SoCal Biomethane Victor Valley Wastewater Reclamation Authority RNG project in Victorville, California began service.
Southwest’s Distribution and Transmission Integrity Management Programs help ensure that we find and repair leaks more frequently and perform proactive pipe replacement as part of its monitoring and management of aging infrastructure. The replacement of Early Vintage Plastic Pipe, for example, supports our efforts to reduce unintentional release from potential infrastructure degradation. Southwest is also beginning to test new methane emissions-capture systems which will allow us to minimize our carbon footprint from maintenance and other operations functions, while having the ability to re-purpose the gas for alternative uses.
10 Southwest Gas Holdings 2023 Notice and Proxy

Diversity, Equity and Inclusion
At Southwest and Centuri, and throughout our collective operations, employees are critical to our success. Their talent and dedication are what allow us to provide safe and reliable service to customers and explore new opportunities that align with our strategies, while carrying out organizational core values related to safety, quality, and stewardship, among others. The Board oversees matters relating to our vision, values, and culture where diversity, equity, and inclusion (“DEI”); human and workplace rights; and employee health and safety are priorities. The Board receives regular reports from management and subject matter experts in these areas, and in turn provides guidance on current and future initiatives. The Board also assists management in integrating responsibility and sustainability into strategic activities to create long-term customer and stockholder value.
The Company and each of our subsidiaries are committed to fostering a diverse, equitable and inclusive workplace that is free from harassment and discrimination. We have implemented policies and programs which emphasize the importance of recruiting, hiring, training and promoting persons without regard to race, color, religion, sex, sexual orientation, national origin, age, disability, pregnancy, veteran status or any other non-job-related characteristic protected by local, state or federal law. Southwest’s DEI strategy includes a focus on senior management by identifying baselines, building a talent acquisition strategy that incorporates DEI when sourcing internal and external talent, and implementing an emerging leaders program to integrate mentorship, sponsorship and skills development to develop and retain underrepresented diverse talent. The Board Skills and Composition Matrix (below) discloses the demographic background of each of our directors.
We endeavor to foster employee connectedness, engagement, and a diverse, equitable and inclusive environment through our SWGreat! Employee Engagement Committees, Employee Resource Groups and Diversity Councils. Southwest uses all-employee engagement surveys to gather our colleagues’ thoughts on workplace issues. Our Employee Engagement Committees develop employee-led activities to improve employee engagement. Diversity Councils and Employee Resource Groups, along with officer and management training, provide support for diversity of background, experience and thought. These committees and councils provide an opportunity for coworkers to develop team camaraderie, which helps to drive cross-functional operational results for stockholders. ESG efforts at Centuri focus on furthering employee and contractor safety and training; recruiting, developing and retaining a diverse workforce (including through sponsorship of six Employee Resource Groups); promoting supplier diversity; educational outreach; and employee charitable giving and volunteer efforts. These initiatives help to build an inclusive and high performance culture with an engaged workforce to drive business results.
The Company and our employees actively support non-profit organizations in our areas of operation through financial support and hands-on volunteerism. As a Company, we continue to prioritize our efforts that elevate positive impacts in the communities where we live and work, while also identifying opportunities outside of our service territory that have meaningful impact on social and environmental goals. Combined with the myriad of volunteer efforts we participate in throughout the year, we are heartened by how our employees’ dedication continues to evolve, invariably reaching new and meaningful heights. In 2022, Southwest employees selflessly pledged over $2.3 million to 190 local nonprofits, assisting when and where our communities needed them most.
Code of Conduct
The Company and each of the Company’s subsidiaries have adopted a Code of Conduct to promote fairness, mutual respect and strong ethical standards. The Code of Conduct for Southwest encourages employees, officers and directors to “Take the Time to Make it Right.” Centuri’s Code of Conduct supports its strong reputation for honesty and integrity. These Codes of Conduct provide guidance to employees, officers and directors by helping them to recognize and deal with ethical issues including conflicts of interest, gifts and entertainment, confidential information, fair dealing, protection of assets, and our culture of compliance. Toll-free compliance helplines and websites are available to anonymously report suspected unethical behavior or violations of our Codes of Conduct.

Committees of the Board
The standing committees of the Board are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In 2022, the Board formed a special committee, the Strategy Committee, which then became the Strategic Transactions Committee, to assist the Board in responding to the tender offer
Southwest Gas Holdings 2023 Notice and Proxy 11

and proxy contest by Carl Icahn and in evaluating strategic alternatives for the Company and its subsidiaries. The committees are composed solely of Independent Directors as outlined above. The table below shows the directors who are currently members or chairs of each committee.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Transactions Committee
E. Renae Conley	✓	✓
Andrew W. Evans	✓			✓
Karen S. Haller
Jane Lewis-Raymond	✓	Chair		✓
Henry P. Linginfelter			✓	✓
Anne L. Mariucci		✓	✓	Chair
Carlos A. Ruisanchez	✓		✓	✓
Ruby Sharma		✓	✓
Andrew J. Teno		✓		✓
A. Randall Thoman	Chair	✓
Leslie T. Thornton	✓		Chair

12 Southwest Gas Holdings 2023 Notice and Proxy

Audit Committee Meetings Held in 2022: Five
Separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal control and financial reporting. The committee also discusses these matters with the Company’s independent registered public accounting firm, internal auditors and Company financial personnel. The Board has determined that directors Conley, Evans, Ruisanchez, and Thoman each qualify as an “audit committee financial expert,” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

Compensation Committee Meetings Held in 2022: Seven	Responsible for determining Chief Executive Officer compensation and making recommendations to the Board annually on such matters as directors’ fees and benefit programs, executive compensation and benefits, and the compensation structure and incentive compensation plans of the Company’s significant subsidiaries. The committee’s responsibilities, as outlined in its charter, can be delegated to subcommittees made up of committee members. The committee receives recommendations from management on the amount and form of executive and director compensation, and the committee has the ability to directly employ consultants to assess the executive compensation program and director compensation, which it routinely does. The committee is also responsible for the “Compensation Committee Report” and related disclosures contained in this Proxy Statement.

Nominating and Corporate Governance Committee Meetings Held in 2022: Eight	Responsible for making recommendations to the Board regarding nominees to be proposed for election as directors; evaluating the Board’s size, composition, organization, processes, practices and committee structures; and developing criteria for the selection of directors. The committee will consider director candidates suggested by stockholders. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is responsible for developing and recommending to the Board corporate governance principles and implementing and monitoring compliance with the Company’s Code of Business Conduct and Ethics. The committee is also responsible for assisting the Board with oversight of Company ESG policies and practices, and monitoring compliance with such policies.

Strategic Transactions Committee Meetings Held in 2022: Fifty-five	Responsible for considering strategic alternatives with a view to maximizing stockholder value, including but not limited to, a sale or merger of the Company or any of its subsidiaries or a spin-off of any of its subsidiaries.
The charters for the Audit, Compensation and Nominating and Corporate Governance Committees, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics that applies to all employees, officers and directors are available on the Company’s website at www.swgasholdings.com. Print versions of these documents are available to stockholders upon request directed to the Corporate Secretary, Southwest Gas Holdings, Inc., 8360 S. Durango Drive, Las Vegas, NV 89113.

Selection of Directors
We believe the Board should be comprised of individuals with varied backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration and familiarity with national and international business matters. Additional factors that will be considered in the selection process include the following:
▪Independence from management;
▪Diversity, education and geographic location;
▪Knowledge and business experience;
▪Integrity, leadership, reputation and ability to understand the Company’s business;
▪Existing commitments to other businesses and boards; and
Southwest Gas Holdings 2023 Notice and Proxy 13

▪The current number and competencies of our existing directors.
We define “diversity” in a broad sense, i.e., age, race, color, gender, geographic origin, ethnic background, religion, disability and professional experience. The Nominating and Corporate Governance Committee takes diversity into consideration as it does the other factors listed above in selecting the director nominees for approval by the Board. The Nominating and Corporate Governance Committee does not assign a specific weight to any one factor. The Board Skills and Composition Matrix below enumerates some diversity factors regarding the Board’s nominees.
The Nominating and Corporate Governance Committee will consider director candidates suggested by stockholders by applying the criteria for candidates described above and considering the additional information referred to below. Stockholders who would like to suggest a director candidate should write to the Company’s Corporate Secretary and include:
▪A statement that the writer is a stockholder and is proposing a candidate for consideration as a director nominee;
▪The name of and contact information for the candidate;
▪A statement of the candidate’s business and educational experience;
▪Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;
▪A statement detailing any relationship between the candidate and the Company, Company affiliates and any competitor of the Company;
▪Detailed information about any relationship or understanding between the proposing stockholder and the candidate;
▪Information on the candidate’s share ownership in the Company; and
▪The candidate’s written consent to being named a nominee and serving as a director, if elected.
The Nominating and Corporate Governance Committee has an ongoing program for identifying and evaluating potential director candidates. When seeking a candidate for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. As candidates are identified, their qualifications are reviewed in light of the selection criteria outlined above. Whether any of such candidates are selected depends upon the current Board composition, the dynamics of the Board and the ongoing requirements of the Company (see “Board Evaluation and Director Succession Planning” below).
Stockholders may also nominate a person for election to the Board at an annual meeting by giving written notice to the Company not less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, or within 10 days after notice is mailed or public disclosure is made regarding either a change of the annual meeting by more than 30 days or a special meeting at which directors are to be elected. In order to make such a nomination, a stockholder is required to include in the written notice the following:
▪As to each person whom the stockholder proposes to nominate for election or reelection as a director, all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A of the Exchange Act;
▪Each person’s written consent to being named a nominee and serving as a director, if elected;
▪The name and address of the proposing stockholder or beneficial owner; and
▪The class and number of shares of the Common Stock held directly or indirectly by the proposing stockholder.
All candidates for the Board may also be required to complete a director questionnaire provided by the Company.
The foregoing summary of the Company’s stockholder director nomination procedure is not complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws that have been publicly filed with the SEC and are available at www.sec.gov.
14 Southwest Gas Holdings 2023 Notice and Proxy

Board Evaluation and Director Succession Planning
Each year, the Board and its committees conduct self-evaluations of their performance. This process is overseen by the Nominating and Corporate Governance Committee and is reviewed annually to ensure that it is effective and that all appropriate feedback is being sought and obtained. As part of the Board’s most recent self-evaluation process, the directors considered various topics relating to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee self-evaluation processes are led by their respective committee chairs, as provided in the committee charters. Each committee performance evaluation includes a review of the committee charter to consider the necessity and appropriateness of changes.
Annual evaluations are a key component of the director nomination process and director succession planning. In planning for succession, the Nominating and Corporate Governance Committee and the Board consider the results of Board evaluations, as well as other appropriate information, including the overall mix of tenure and experience of the Board, the types of skills and experience desirable for future Board members and the needs of the Board and its committees at the time. Recent succession planning discussions have focused on the size and composition of the Board, including Board diversity, skill-set and anticipated director retirements.
Given the importance of recruiting qualified, independent individuals to serve as directors of the Company, the Board believes that it is prudent to conduct a dedicated search for potential director candidates in order to preserve the high quality of the Board and maintain its diversity of experience. Director Thornton is the current Chair of the Nominating and Corporate Governance Committee, which is responsible to lead the execution of our succession plans over the course of the next several years.

Stockholder Engagement
The Company believes that maintaining an active dialogue with our stockholders is of utmost importance in delivering sustainable, long-term value for our stockholders. Throughout the year the Company’s Investor Relations group engages with stockholders on a variety of topics to ensure the Company addresses questions and concerns, seeks input, and provides perspective on the Company’s policies and practices. The Company also engages with proxy advisory firms that represent various stockholder interests. Feedback gathered from this outreach is regularly reviewed and considered by the Board and is reflected in adjustments and enhancements made to our policy and practices, particularly with regard to executive compensation and Company subsidiary structure. The Company highly values the time spent with stockholders and actively seeks to increase transparency and to better understand stockholder views on key issues.

Majority Voting Policy
The Company’s Corporate Governance Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election (a “Majority Withheld Vote”), the director nominee must promptly tender his or her resignation to the Board following certification of the stockholder vote.
The Nominating and Corporate Governance Committee must promptly consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant, including, but not limited to:
▪The stated reasons, if any, why stockholders withheld their votes and whether they can be cured;
▪The director’s tenure;
▪The director’s qualifications;
▪The director’s past and expected future contributions to the Company; and
▪The overall composition of the Board.
The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept a director’s resignation or reject the
Southwest Gas Holdings 2023 Notice and Proxy 15

resignation. Thereafter, the Company will promptly publicly disclose the Board’s decision whether to accept or reject the tendered resignation and its rationale for rejecting the tendered resignation, if applicable.
If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
Any director who tenders his or her resignation pursuant to this policy may not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision to accept or reject the tendered resignation. If each member of the Nominating and Corporate Governance Committee receives a Majority Withheld Vote at the same election, then the Independent Directors who do not receive a Majority Withheld Vote must appoint another committee to consider any tendered resignations and recommend to the Board whether to accept such resignations.
Through this policy, the Board seeks to be accountable to all stockholders and to respect the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a Majority Withheld Vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. Accordingly, the Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or would otherwise adversely impact the Company.

Transactions with Related Persons
The Company has written policies and procedures for the review, approval or ratification of any transaction in which the Company was, is or will be a participant, the amount involved exceeds $120,000 and any director or officer of the Company, any director nominee, any person who is the beneficial owner of more than 5% of the Common Stock, or any immediate family members of the foregoing (each, a “Related Person”), had a direct or indirect material interest (“Related Person Transactions”). Under the Corporate Governance Guidelines, prior to entering into a potential Related Person Transaction, including transactions that involve less than $120,000, the Related Person or applicable business unit leader must notify the General Counsel who will assess whether the transaction is a Related Person Transaction. If the General Counsel is involved in the transaction, the Chair of the Nominating and Corporate Governance Committee will assess the transaction. If it is determined that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Nominating and Corporate Governance Committee for review.
The Nominating and Corporate Governance Committee will approve and ratify the Related Person Transaction only if the committee determines that the transaction is not inconsistent with the best interests of the Company and may, in its discretion, impose any conditions it deems appropriate on the Company or the Related Person in connection with the Related Person Transaction.
Each transaction with a related person is unique and must be assessed on a case-by-case basis. In determining whether or not a transaction is inconsistent with the best interests of the Company, the Nominating and Corporate Governance Committee considers all of the relevant facts and circumstances available to the committee, including without limitation:
▪The related person’s interest in the proposed transaction;
▪The approximate dollar value of the amount involved in the proposed transaction;
▪The approximate dollar value of the amount of the related person’s interest in the proposed transaction without regard to the amount of any profit or loss;
▪Whether the transaction is proposed to be, or was, undertaken in the ordinary course of business of the Company;
▪Whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
▪The purpose of, and the potential benefits to the Company from, the transaction;
16 Southwest Gas Holdings 2023 Notice and Proxy

▪The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; and
▪Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The Nominating and Corporate Governance Committee considered the terms of the Cooperation Agreement and deemed it not material and not inconsistent with the best interests of the Company, and therefore approved this Related Person Transaction. Pursuant to the Cooperation Agreement, the Company agreed to, among other things, reimburse the Icahn Group for certain out-of-pocket expenses, including certain legal fees, incurred by the Icahn Group, in an amount not to exceed $3,722,200. The Icahn Group owns more than 5% of the Company’s Common Stock, and is therefore a related person pursuant to Item 403(a) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation
Board members who served on the Compensation Committee during 2022 were directors Comer, Cárdenas, Conley, Frisby, Lewis-Raymond, Mariucci, Melarkey, Sharma, Teno and Thoman. None of these directors has ever been an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K of the Exchange Act. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2022.

Director Attendance at Annual Meetings
We strongly support and encourage each member of our Board to attend our annual meeting of stockholders. Last year, all of the eleven director nominees attended the 2022 Annual Meeting of Stockholders, except for Ms. Sharma who was not a director at that time.

Communications with Directors
Any stockholder and other interested parties who would like to communicate with the Board, the Presiding Director or any individual director can write to:
Southwest Gas Holdings, Inc.
Corporate Secretary
8360 S. Durango Drive
P.O. Box 98510
Las Vegas, Nevada 89193-8510
Depending on the subject matter, the Corporate Secretary will either:
▪Forward the communication to the director or directors to whom it is addressed;
▪Attempt to handle the inquiry directly, for example, where it is a request for information about the Company or a stock-related matter; or
▪Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.
At each regular Board meeting, management presents a summary of all communications received since the last Board meeting which were not previously forwarded and such communications are made available to all of the directors.
Southwest Gas Holdings 2023 Notice and Proxy 17

Executive Officers
The following table sets forth the name, age, position and period the position was held during the last five years for each of the executive officers as of December 31, 2022 or March 1, 2023, as indicated. There are no family relationships between the directors and executive officers.

Name	Age	Position	Period Position Held During Last 5 Years
Karen S. Haller	59	President and Chief Executive Officer*	2022-Present
		Executive Vice President/Chief Legal and Administrative Officer*	2019-2022
		Executive Vice President/Chief Legal and Administrative Officer and Corporate Secretary*	2018-2019
		Senior Vice President/General Counsel and Corporate Secretary*	2018
Robert J. Stefani	48	Senior Vice President/Chief Financial Officer*	2022-Present
Justin L. Brown	50	President**	2022-Present
		Senior Vice President/General Counsel**	2018-2022
		Vice President/Regulation & Public Affairs**	2018
Randall P. Gabe***	53	Senior Vice President/Chief Administrative Officer**	2022-Present
		Vice President/Gas Resources**	2018-2022
Amy L. Timperley***	46	Senior Vice President/Chief Regulatory and Financial Planning Officer**	2022-Present
		Vice President/Regulation**	2021-2022
		Director/Regulation and Energy Efficiency**	2018-2021
		Regulatory Manager**	2018
Julie M. Williams	49	Senior Vice President/Chief Operating Officer**	2022-Present
		Vice President/Southern Arizona Division**	2018-2022
Paul M. Daily	66	President and Chief Executive Officer – Centuri Group, Inc.	2018-Present
*Position held at Southwest Gas Holdings, Inc. (formed January 2017) and Southwest Gas Corporation. Ms. Haller is President and Chief Executive Officer of Southwest Gas Holdings, Inc. and Chief Executive Officer of Southwest Gas Corporation.
**Position held at Southwest Gas Corporation only.
***Became an Executive Officer of the Company on March 1, 2023.
Mr. Stefani became an employee of the Company in November 2022. Prior to the Company, Mr. Stefani was employed with PECO Energy, where he served as Senior Vice President, Chief Financial Officer and Treasurer since 2018. Mr. Stefani's business experience includes responsibility for financial strategy, planning and analysis, operational finance, accounting, treasury, capital markets, strategic investment and risk management. He also has deep experience in corporate development and mergers and acquisitions.

18 Southwest Gas Holdings 2023 Notice and Proxy

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners
Directors, Director Nominees and Executive Officers. The following table discloses all Common Stock beneficially owned by the Company’s directors, the nominees for director and the executive officers of the Company, as of March 10, 2023.

Directors, Nominees & Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Outstanding Common Stock
E. Renae Conley	4,991		*
Andrew W. Evans	3,635		*
Karen S. Haller	50,588	(2)(4)	*
Jane Lewis-Raymond	11,813	(5)	*
Henry P. Linginfelter	3,635		*
Anne L. Mariucci	40,609		*
Carlos A. Ruisanchez	4,257		*
Ruby Sharma	3,138		*
Andrew J. Teno	3,595		*
A. Randall Thoman	36,169	(3)	*
Leslie T. Thornton	10,313		*
Robert J. Stefani	—		*
Paul M. Daily	10,367		*
Justin L. Brown	13,108	(2)	*
Julie M. Williams	14,159		*
Other Executive Officers	19,250		*
All Directors and Executive Officers	229,627		0.32%
*Represents less than 1% of the issued and outstanding shares of the Company’s Common Stock as of March 10, 2023.
(1)Common Stock holdings listed in this column include restricted stock units that are vested as of March 10, 2023, and those that are scheduled to vest within 60 days after that date.
(2)Number of shares does not include 28,018 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Ms. Haller and Mr. Brown are trustees of the Foundation but disclaim beneficial ownership of the shares held by the Foundation.
(3)The holdings include 3,648 shares over which Mr. Thoman has shared voting and investment power with his spouse through a family trust.
(4)The holdings include 996 shares over which Ms. Haller’s spouse has voting and investment control.
(5)The holdings include 1,500 shares over which Ms. Lewis-Raymond’s spouse has shared voting and investment power through a family trust.
Beneficial Owners. The following table discloses all Common Stock beneficially owned by anyone that the Company believes beneficially owns more than 5% of the Company’s outstanding shares of Common Stock based solely on the Company’s review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock as of March 10, 2023
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	9,681,136	13.57%
Carl C. Icahn(2) 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160	8,944,465	12.54%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	6,928,868	9.71%
(1)According to a Schedule 13G/A filed on January 23, 2023, BlackRock, Inc. has sole voting power over 9,545,408 shares, no shared voting power, sole dispositive power over 9,681,136 shares, and no shared dispositive power.
Southwest Gas Holdings 2023 Notice and Proxy 19

(2)According to Schedule 13D/A filed on March 10, 2023, Carl C. Icahn and entities controlled by Mr. Icahn have sole voting power over 8,944,465 shares, shared voting power over 8,944,465 shares, sole dispositive power over 8,944,465 shares and shared dispositive power over 8,944,465 shares.
(3)According to Schedule 13G/A filed on February 9, 2023, The Vanguard Group has no sole voting power, but has shared voting power over 53,093 shares, sole dispositive power over 6,811,948 shares, and shared dispositive power over 116,920 shares.
20 Southwest Gas Holdings 2023 Notice and Proxy

ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)

The Board Recommends a Vote “FOR” each of the Nominees Named Below

General
The authorized number of directors is currently fixed at eleven. At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders or until their successors shall be elected and duly qualified.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated E. Renae Conley, Andrew W. Evans, Karen S. Haller, Jane Lewis-Raymond, Henry P. Linginfelter, Anne L. Mariucci, Carlos A. Ruisanchez, Ruby Sharma, Andrew J. Teno, A. Randall Thoman, and Leslie T.          Thornton to serve as directors of the Company. All of the nominees are independent under the NYSE corporate governance rules except for Ms. Haller. Each of the nominees was elected to his or her present term of office by stockholders at our 2022 Annual Meeting, except for Mses. Haller and Sharma and Messrs. Evans, Linginfelter and Teno who began Board service subsequent to the 2022 Annual Meeting. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Vote Required
The eleven nominees for director who receive the highest number of votes “FOR” election will be elected as directors. Pursuant to our Majority Voting Policy, if any director nominee receives a greater number of votes “WITHHELD” from his or her election than “FOR” his or her election, such director nominee must promptly tender his or her resignation. For more details of our majority voting policy, see “Governance of the Company - Majority Voting Policy” above.

Names, Qualifications and Reasons for Selection of Nominees
The Board’s director nominees, as outlined below, possess core competencies in management, operations, finance, administration and strategic transactions, and they have significant expertise in the industries that matter most to our business. The nominees have also demonstrated personal integrity and strong leadership while overseeing impressive growth in both of the Company’s business segments. They bring diverse and unique perspectives, are able to challenge management and also possess vast experience with mergers and acquisitions. We believe that the nominees’ skills and experience, including their combined knowledge of financial, legal and regulatory matters, enhance the Board’s ability to make decisions that create stockholder value. The table below lists some of the skills and experiences that we consider important for our director nominees in light of our current business strategy and structure. The director nominees’ biographies note their relevant experience, qualifications and skills relative to the list below.
Southwest Gas Holdings 2023 Notice and Proxy 21

Board Skills and Composition Matrix

	Haller	Conley	Evans	Lewis- Raymond	Linginfelter	Mariucci	Ruisanchez	Sharma	Teno	Thoman	Thornton
Experience, Skills, Expertise
Public Company Board Service		✓				✓	✓	✓	✓	✓	✓
Public Company Executive Officer	✓	✓	✓	✓	✓	✓	✓				✓
Legal/Regulatory	✓	✓	✓	✓	✓	✓	✓				✓
Finance/Accounting	✓	✓	✓		✓	✓	✓	✓	✓	✓
Energy Utility	✓	✓	✓	✓	✓				✓		✓
Technology/Cybersecurity				✓							✓
ESG	✓	✓	✓	✓	✓	✓		✓	✓		✓
Operations Responsibility	✓	✓	✓	✓	✓	✓	✓			✓
Demographic Background
Board Tenure (Years)	<1	1	<1	4	<1	17	1	<1	<1	13	4
Age	59	65	56	56	62	65	52	56	37	71	64
Male			M		M		M		M	M
Female	F	F		F		F		F			F
African American											✓
Caucasian	✓	✓	✓	✓	✓	✓			✓	✓
Asian								✓
Hispanic/Latino							✓
22 Southwest Gas Holdings 2023 Notice and Proxy

The names of the nominees, their principal occupation and the Board’s reasons for their selection are set forth below. Except as noted, each of the nominees has held the position listed beside their name for at least the past five years.

E. Renae Conley

	Ms. Conley, 65, is the CEO of ER Solutions, LLC, an energy consulting firm. She has over 30 years of business experience in the energy industry, including leadership positions in finance, management, operations and human resources. Ms. Conley served as EVP, Human Resources and Administration and Chief Diversity Officer of Entergy Corporation from 2010 to 2013.	CEO, ER Solutions, LLC Former Utility Company Executive

Director Since: 2022
Chair of the Board
Board Committees: Audit, Compensation
Qualifications, Skills and Experience
The Board determined that Ms. Conley should serve as a director given her strong energy background and substantial ESG expertise. She brings vast knowledge and experience in the energy utility industry, financial topics, and legal and regulatory affairs, along with experience in corporate functional leadership and with public company governance processes.
Number of Other Public Company Boards: 1

She previously served as Chairman, President and CEO of Entergy Louisiana and Gulf States Louisiana (2000 – 2010). Prior to joining Entergy, Ms. Conley held a variety of positions at PSI Energy/Cinergy Corporation, including President of Cincinnati Gas and Electric. Ms. Conley currently serves on the Ball State University Board of Trustees as Chair of the Board, and on the Ball State Foundation. She is a director of PNM Resources, Inc. (NYSE: PNM), an electricity utility company. She has a B.S. in Accounting and an M.B.A. from Ball State University Miller College of Business.

Andrew W. Evans

	Mr. Evans, 56, is the retired Chief Financial Officer of Southern Company, an electrical and natural gas utility holding company. He served as CFO from 2018 to 2021, with responsibility for investor relations, public reporting, information technology, cybersecurity, business development, and risk and capital deployment. Prior to that Mr. Evans	Retired Utility Company Executive, Southern Company

Director Since: 2022
Board Committees: Audit, Strategic Transactions
Qualifications, Skills and Experience
The Board determined that Mr. Evans should serve as a director because of his broad knowledge of the utility industry and his previous experience as a Chief Executive Officer and Chief Financial Officer for publicly traded natural gas and electrical utilities.
Number of Other Public Company
Boards: 0

served as Chairman, President and Chief Executive Officer of AGL Resources, Inc., the largest publicly traded gas distribution system in the U.S. During his 15 years at AGL, Mr. Evans served as Treasurer, CFO, and COO before becoming CEO. Prior to AGL, Mr. Evans worked at the Federal Reserve Bank of Boston, and at Mirant Corp, a global energy provider. He is currently a trustee of Emory University and is a director of Georgia Power. Mr. Evans has served as chair of several philanthropic organizations, including the Grady Hospital Foundation and Zoo Atlanta. Mr. Evans was selected for his position as a director pursuant to the terms of the Company’s Cooperation Agreement with the Icahn Group.
Southwest Gas Holdings 2023 Notice and Proxy 23

Karen S. Haller

	Ms. Haller, 59, is President and CEO of the Company and CEO of Southwest Gas Corporation, the Company’s gas utility. She is a director of the Company and several of its operating subsidiaries. As leader of the Company’s regulated and unregulated businesses, Ms. Haller is responsible for improving financial and operational performance, and implementing the Company’s strategy, growth initiatives and investment plans.	President and Chief Executive Officer Southwest Gas Holdings, Inc. Chief Executive Officer Southwest Gas Corporation

Director Since: 2022
Board Committees: None
Qualifications, Skills and Experience
The Board determined that Ms. Haller should serve as a director because, as President and Chief Executive Officer of the Company, she has a unique understanding of the Company’s businesses, customers, end markets, supply chains, utility operations, talent development, policies and internal functions through her service in a wide range of management roles. Ms. Haller also brings experience with environmental, regulatory and legal issues of importance to the Company and its subsidiaries.
Number of Other Public Company Boards: 0

Ms. Haller has served in multiple leadership positions during her 25-year tenure with Southwest Gas, most recently serving as Executive Vice President and Chief Legal and Administrative Officer. Prior to joining Southwest Gas, Ms. Haller worked as a lawyer in private practice, focused primarily on commercial litigation, business transactions and corporate law. She is a member of the State Bars of Arizona, California, and Nevada; the Clark County Bar Association; the American Gas Association; and the Western Energy Institute. Ms. Haller serves on the Boards of Directors of the Legal Aid Center of Southern Nevada, Las Vegas Global Economic Alliance and the American Gas Association. She received a B.S. in finance with honors from the University of Wyoming and a J.D. from Cornell Law School.

Jane Lewis-Raymond

	Ms. Lewis-Raymond, 56, is principal of Hilltop Strategies, a strategy and consulting firm engaged with corporate leaders on strategic leadership. Ms. Lewis-Raymond has served the natural gas industry as an attorney and executive for over three decades. She was previously an attorney with Parker Poe Adams and Bernstein LLP and Senior Vice	Principal, Hilltop Strategies Retired Executive, Piedmont Natural Gas Company, Inc.

Director Since: 2019
Board Committees: Audit, Compensation (Chair), Strategic Transactions
Qualifications, Skills and Experience
The Board determined that Ms. Lewis-Raymond should serve as a director of the Company because of her legal and public company director experience, as well as her work as a natural gas industry senior executive. In addition, her knowledge and experience with ESG topics and with corporate governance initiatives relating to enterprise risk management, federal regulatory pipeline safety, cybersecurity and crisis management planning were key to the Board’s recommendation.
Number of Other Public Company Boards: 0

President and Chief Legal, Compliance and External Relations Officer of Piedmont Natural Gas Company, Inc., where she led top line growth and measurable strategic and sustainability directives to build long-term value for shareholders. Earlier in her career, she served as the American Gas Association’s Vice President of Regulatory Affairs. Ms. Lewis-Raymond serves on the board of MeckEd, where she chairs the Governance Committee and on the board of Keystone Energy, where she is a member of the Steering Committee. She served on the National Advisory Council for Teach For America and is a member of Women Executives, Charlotte. She previously served as Chair of Teach for America’s Charlotte-Piedmont Triad Advisory Board. In 2021, she earned a certificate in ESG: Navigating the Board’s Role from Berkeley Law Executive Education. She is a graduate of the University of Maryland and an Order of the Coif graduate of the University of Maryland School of Law.

24 Southwest Gas Holdings 2023 Notice and Proxy

Henry P. Linginfelter

	Mr. Linginfelter, 62, is the retired Executive Vice President of Southern Company Gas, the largest gas utility in the U.S. He was responsible for all operations, safety, construction, customer service, engineering, environmental, gas supply and control, budgeting and planning, and financial	Retired Executive, Southern Company Gas

Director Since: 2022
Board Committees: Nominating and Corporate Governance, Strategic Transactions
Qualifications, Skills and Experience
The Board determined that Mr. Lingin-felter should serve as a director because of his experience in the natural gas industry. His experience in operations, safety, customer service and risk management were important to the Board’s recommendation.
Number of Other Public Company Boards: 0

planning, among others. He served on the board of the Southern Company’s captive insurance business, which assessed and mitigated risk and liability issues across the corporation. He has broad executive and operating experience, as well as extensive experience in regulatory and legislative affairs. Mr. Linginfelter is the former Chair of the Southern Gas Association, and served on the American Gas Association Leadership Council for several years. He serves on several not-for-profit boards, and is former Chief of the Georgia Chamber of Commerce. Mr. Linginfelter was selected for his position as a director pursuant to the terms of the Company’s Cooperation Agreement with the Icahn Group.

Anne L. Mariucci

	Ms. Mariucci, 65, has over 30 years of experience in finance, construction and real estate development. She currently serves as the General Partner of MFLP, a family office and investment entity. Ms. Mariucci previously held a number of senior executive management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business. She also served as	Private Investor Retired Real Estate Development and Homebuilding Executive

Director Since: 2006
Board Committees: Compensation, Nominating and Corporate Governance, Strategic Transactions (Chair)
Qualifications, Skills and Experience
The Board determined that Ms. Mariucci should serve as a director of the Company because of her business, investment and financial expertise and experience in the housing and construction industry with Del Webb Corporation and Pulte Homes throughout the Company’s service territories. She also brings valuable public company board experience.
Number of Other Public Company Boards: 3

President of Del Webb following its merger with Pulte Homes, Inc. in 2001 until 2003. She serves as a director of CoreCivic, Inc. (NYSE: CXW), Taylor Morrison Home Corporation (NYSE: TMHC), Berry Corporation (NASDAQ: BRY), and several non-profit boards. She is an investor and Advisory Board member of Hawkeye Partners, a real estate private equity firm. Ms. Mariucci is a past chair of the Arizona Board of Regents, and a past director of the Arizona State Retirement System, HonorHealth and Action Performance Companies. Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona. She completed the Corporate Financial Management Program at Stanford’s Graduate School of Business, and has been certified as a CPA and a FINRA Securities Financial and Operations Principal.
Southwest Gas Holdings 2023 Notice and Proxy 25

Carlos A. Ruisanchez

	Carlos A. Ruisanchez, 52, is the co-founder of Sorelle Capital, a firm investing in and developing hospitality, consumer and real estate businesses. Prior to Sorelle, he served as President and Chief Financial Officer of Pinnacle Entertainment, Inc., a leading gaming entertainment company, until its sale in 2018. He joined Pinnacle in 2008 as Executive Vice President, Strategic Planning and Development. He became Pinnacle’s Chief Financial Officer in	Co-founder, Sorelle Capital

Director Since: 2022
Board Committees: Audit, Nominating and Corporate Governance, Strategic Transactions
Qualifications, Skills and Experience
The Board determined that Mr. Ruisanchez should serve as a director of the Company because of his expertise in corporate finance, investment banking, and highly regulated industries - areas of importance to the Company and its subsidiaries. Mr. Ruisanchez also brings public company leadership and board experience.
Number of Other Public Company Boards: 1

2011, President and Chief Financial Officer in 2013, and Board Member in 2016. Prior to joining Pinnacle Entertainment, Inc., Mr. Ruisanchez was Senior Managing Director at Bear Stearns & Co., Inc., an investment banking firm, where he held various positions from 1997 to 2008. As Senior Managing Director of Bear Stearns & Co., he was responsible for corporate clients in the gaming, lodging and leisure industries, as well as financial sponsor banking relationships. He is an independent board member of Cedar Fair Entertainment Company (NYSE: FUN), where he serves on the Compensation Committee and chairs the Audit Committee. He has a B.S. in Finance from University of Connecticut School of Business and an M.B.A from University of California, HAAS School of Business.
26 Southwest Gas Holdings 2023 Notice and Proxy

Ruby Sharma

	Ms. Sharma, 56, is a Fellow Chartered Accountant of the Institute of Chartered Accountants in England and Wales. She was the Managing Partner of RNB Strategic Advisors, a strategic advisory firm from 2018 until 2022. Ms. Sharma served as a Partner at Ernst & Young LLP (now known as EY) from 2002 until 2017, where she founded and led the Center for Board Matters, focused on global strategy and execution and providing	Former Partner, EY LLP

Director Since: 2022
Board Committees: Compensation, Nominating and Corporate Governance
Qualifications, Skills and Experience
The Board determined that Ms. Sharma should serve as a director because of her expertise in accounting, auditing and corporate governance. Ms. Sharma also brings public company board experience.
Number of Other Public Company Boards: 3

governance services to boards and the C-suite, and worked in Fraud Investigations and Dispute Services. Her prior experience includes serving as Senior Manager of Forensic and Litigation Services at Arthur Andersen LLP from 1999 to 2002. She is a multi-cultural, global business advisor and a frequent keynote speaker and panelist on corporate governance topics, and has authored several audit committee handbooks, white papers on governance, value protection and diversity and inclusion topics. Ms. Sharma is a member of the boards of directors of ShotSpotter, Inc. (NASDAQ: SSTI), Nautilus, Inc. (NYSE: NLS), Aspira Women’s Health, Inc. (NASDAQ: AWH) and S&C Electric Company. Ms. Sharma was selected for her position as a director pursuant to the terms of the Company’s Cooperation Agreement with the Icahn Group.

Southwest Gas Holdings 2023 Notice and Proxy 27

Andrew J. Teno

	Mr. Teno, 37, is a portfolio manager at Icahn Capital, a diversified holding company engaged in various businesses, including investment, energy, automotive, food packaging and others. Prior to joining Icahn Capital in 2020, Mr. Teno worked for Fir Tree Partners from 2011 to 2020, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt. Mr. Teno received	Portfolio Manager, Icahn Capital

Director Since: 2022
Board Committees: Compensation, Strategic Transactions
Qualifications, Skills and Experience
The Board determined that Mr. Teno should serve as a director because of his business, finance and energy industry expertise. Mr. Teno also brings public company board experience.
Number of Other Public Company Boards: 2

an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007. He is currently a director of FirstEnergy Corp. (NYSE: FE) and Crown Holdings, Inc. (NYSE: CCK). He previously served as a director of Cheniere Energy, Inc., a liquified natural gas company. Mr. Teno has broad business and investment experience, has experience as a public company director, including as an Audit Committee member, and has familiarity with the utilities and infrastructure services industries, as well as other national and international business matters. Mr. Teno was selected for his position as a director pursuant to the terms of the Company’s Cooperation Agreement with the Icahn Group.

A. Randall Thoman

	Mr. Thoman, 71, is principal of Thoman International, LLC, a business advisory and consulting firm. He has been a Certified Public Accountant for more than 40 years. He began his career with Deloitte & Touche LLP and became a Partner in June 1991. For 15 years, Mr. Thoman was the Partner with primary responsibility for the	Principal, Thoman International, LLC Retired Partner, Deloitte & Touche LLP

Director Since: 2010
Board Committees: Audit (Chair), Compensation
Qualifications, Skills and Experience
The Board determined that Mr. Thoman should serve as a director of the Company because of his business, accounting and auditing experience with Deloitte & Touche LLP, his leadership positions at the firm and his experience with SEC reporting and compliance, as well as his experience as a director of another publicly traded company. Mr. Thoman’s comprehensive corporate auditing and finance experience qualifies him to provide guidance and oversight in his role as Chair of the Audit Committee.
Number of Other Public Company
Boards: 1

technical interpretation and application of accounting principles and audit standards and the review of all reporting issues and financial statements for Nevada-based companies registered with the SEC. He retired from Deloitte & Touche LLP in October 2009. Mr. Thoman serves on the board of Boyd Gaming Corporation (NYSE: BYD) and previously served on the board of SHFL entertainment, Inc. until its acquisition in 2013. Mr. Thoman received his degree in accounting from the University of Utah.
28 Southwest Gas Holdings 2023 Notice and Proxy

Leslie T. Thornton

	Leslie T. Thornton, 64, is a retired utility company executive and former law firm partner at two Washington D.C. based national law firms. In the Clinton administration, she served in various senior roles including Chief of Staff to the U.S. Secretary of Education and Deputy Advisor for the 1996 Presidential Debates. She previously served as Senior Vice President, General Counsel & Corporate Secretary, and Merger Transition Counsel, at WGL Holdings, Inc. until her retirement	Retired Executive, WGL Holdings, Inc. & Washington Gas Light Company

Director Since: 2019
Board Committees: Audit, Nominating and Corporate Governance (Chair)
Qualifications, Skills and Experience The Board determined that Ms. Thornton should serve as a director because of her legal experience, service as a utility industry senior executive, and her expertise in the areas of critical infrastructure cybersecurity and data protection, labor and employment issues, corporate governance, and corporate transactional matters. She also brings extensive public affairs expertise, as well as public company board experience.
Number of Other Public Company Boards: 1

in 2018. During her tenure with WGL, Ms. Thornton earned her Master of Laws degree in National Security Law with a cybersecurity focus. Since 2005, she has been a member of the Board of Directors of Perdoceo Education Corporation (NASDAQ: PRDO). Ms. Thornton also serves on the Boards of Trustees for the University of the District of Columbia David A. Clarke School of Law and the D.C. Public Defender, and is on the Advisory Boards of the Association of Corporate Counsel Leadership Academy and Aiden Technologies, Inc. Ms. Thornton was a Board Leadership Fellow for the National Association of Corporate Directors. She is a frequent speaker on governance, compliance, cybersecurity and data protection, and diversity and inclusion. She is a graduate of the University of Pennsylvania and Georgetown University Law Center.

Southwest Gas Holdings 2023 Notice and Proxy 29

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our 2022 executive compensation program, the compensation decisions made by the Compensation Committee (the “Committee”) under our executive compensation program and the factors considered in making such decisions. This section focuses on the compensation of the Company’s named executive officers (“NEOs”) for fiscal 2022, who were:
▪Karen S. Haller, President and Chief Executive Officer (the “CEO”)
▪John P. Hester, Former President and CEO
▪Robert J. Stefani, Senior Vice President/Chief Financial Officer
▪Gregory J. Peterson, Former Senior Vice President/Chief Financial Officer
▪Paul M. Daily, President and Chief Executive Officer, Centuri Group, Inc.
▪Justin L. Brown, President, Southwest Gas Corporation
▪Julie M. Williams, Senior Vice President/Chief Operating Officer, Southwest Gas Corporation
Company Overview
Southwest Gas Holdings, Inc. (the “Company”) is a holding company, owning all of the shares of common stock of Southwest Gas Corporation (“Southwest”) and Centuri Group, Inc. (“Centuri”). Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, California and Nevada. Centuri is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
Each of the officers listed above were determined to be NEOs due to their position as CEO, Chief Financial Officer or one of the other three most highly compensated officers of the Company during 2022. The Company’s executive team experienced transformation in 2022, with transitions in the position of CEO, Chief Financial Officer and Chief Operating Officer. For specific information on the CEO transition, including the timing of events related to the Company’s Cooperation Agreement with Carl Icahn and Mr. Hester’s departure from the Company, see “Executive Compensation Tables - Post-Termination Benefits.” This Compensation Discussion and Analysis addresses the compensation program of the Company, including elements of Southwest and Centuri compensation, where and as applicable to each of the NEOs. In this Compensation Discussion and Analysis, we sometimes refer to Mses. Haller and Williams and Messrs. Hester, Stefani, Peterson and Brown as the “Southwest Officers.”

Executive Summary
2022 Business Performance Overview
In 2022, we continued to provide stockholders with an attractive blend of steady regulated returns and utility services growth. Throughout 2022, the Board focused on evaluating strategic alternatives for the Company and its subsidiaries to maximize stockholder value. While the process was robust, in August 2022, the Board determined not to sell the Company or Southwest, but to focus on the execution of the strategic plan for Southwest to optimize the utility. In December 2022, the Company entered into a Purchase and Sale Agreement pursuant to which the Company sold all of the equity interests in MountainWest Pipelines Holding Company (“MountainWest”) to a subsidiary of The Williams Companies, Inc. for a total enterprise value of $1.5 billion. The MountainWest sale closed on February 14, 2023.
Under our natural gas operations business, Southwest safely and reliably purchases, distributes and transports natural gas to over two million customers in parts of Arizona, California and Nevada. Southwest added 41,000 new meter sets across its service territories in 2022, and despite macro headwinds, is positioned for continued long-term value creation as we continue supporting the growing societal demand for natural gas and industry trends such as gas infrastructure replacement, and safety and reliability investments.
30 Southwest Gas Holdings 2023 Notice and Proxy

Within our wholly owned subsidiary, Centuri, we run a comprehensive utility infrastructure services enterprise that delivers a diverse array of solutions to North America’s blue-chip electric, gas and combination utilities. Centuri has strong continuing growth potential as it continues to benefit from infrastructure spending in areas including gas and electric infrastructure. In March 2022, the Company announced it would separate Centuri, and in December 2022, the Company announced it would pursue a spin-off of Centuri into a standalone, independent public company, which is expected to be completed in the fourth quarter of 2023 or first quarter of 2024.

2022 Financial Performance
▪Net loss of $3.10 per share in 2022.
▪Annualized dividends declared per share were $2.28 in 2020, $2.38 in 2021, and $2.48 in 2022. In February 2023, the Board determined to keep the quarterly dividend at 62 cents per share ($2.48 on an annual basis).
▪Centuri experienced a revenue increase of $601.7 million compared to 2021.
Notable Accomplishments
▪In studies conducted by a leading national consumer insights firm, Southwest ranked #1 in the West for customer satisfaction among residential and business customers in the U.S. for 2020-2022.
▪Southwest received the largest revenue increase in Southwest’s history ($54.3 million) with completion of its Arizona general rate case. New rates were effective February 1, 2023.
Incentive Compensation Structure
The Committee believes our incentive compensation program is a powerful tool to attract, retain and motivate high performing leaders. It also (i) is a competitive program relative to the market and our peers, (ii) aligns with market best governance practices, (iii) supports robust pay-for-performance alignment, and (iv) provides the appropriate linkage between executive compensation and the Company’s long-term business strategy.
The executive compensation program provides for cash-based annual incentive awards. For Southwest Officers, long-term equity compensation is comprised of restricted stock units that vest at the end of the three-year performance period based on the achieved performance results against rigorous pre-set targets (“Performance Shares”), and time-lapse restricted stock units that vest over a three-year period (“time-lapse RSUs”). Under this structure, the greater portion of our NEOs’ total compensation is at-risk and variable based on performance relative to metrics that are more directly aligned with our long-term performance, customer interests and stockholder returns. For 2022, the Centuri CEO received only time-based long-term equity incentive compensation, due to the announced intention of the Company in early 2022 to pursue a sale or spin-off of Centuri, and a decision in late 2022 by the Board to pursue a spin-off.
Annual Incentive Compensation Paid for 2022 Performance
The Company achieved $212.5 million in consolidated adjusted net income, and Southwest achieved $177.1 million in utility adjusted net income in fiscal 2022, both of which were below threshold performance. Centuri achieved $43.2 million in earnings before tax and amortization, which was also below threshold performance. These results, coupled with achievements under applicable operational and safety goals resulted in Ms. Haller and Messrs. Stefani and Peterson not receiving annual incentive awards and Mr. Brown and Ms. Williams receiving an award equal to 37% of their target awards (each as a specified percentage of base salary). Mr. Daily did not receive an annual incentive award since performance did not exceed threshold. Consolidated adjusted net income and utility adjusted net income are non-GAAP measures. See “Details of Compensation Program - Annual Incentive Compensation” below for a description of all adjustments made.
Past Company performance has established a strong financial platform for sustainable growth into the future, and this year’s accomplishments and transformational leadership realignment are expected to contribute to our ability to provide stockholder returns over the long-term. Going forward, we expect our incentive compensation structure (as discussed in more detail below), to continue to strengthen alignment between executive compensation and stockholder returns.
Southwest Gas Holdings 2023 Notice and Proxy 31

Commitment to Best Practices
We believe in the importance of aligning the financial interests of the Company’s executives with those of stockholders and maintaining executive compensation policies that are consistent with robust corporate and compensation program governance. The Committee reviews our executive compensation program annually to ensure it maintains its competitiveness with the market and supports our long-term growth strategy. Key policies include:
▪Robust stock ownership guidelines for NEOs and directors.
▪Compensation Committee composed only of Independent Directors.
▪Independent compensation consultant retained by the Compensation Committee.
▪Double-trigger change in control arrangements which do not provide for excise tax gross-ups or severance amounts greater than three times base salary, excluding incentive compensation, welfare benefits, retirement benefits and outplacement services.
▪No dividends paid on unvested stock-based awards until the underlying awards have vested.
▪No tax gross-up on benefits or perquisites.
▪Clawback policy applicable to annual and long-term incentive compensation.
▪Regular peer group review used to assess executive compensation.
▪Annual say-on-pay vote for stockholders.
▪Anti-pledging and anti-hedging policies that apply to all of our NEOs, other Section 16 officers and directors.

Compensation Program Objectives, Key Considerations and Principles
Philosophy and Objectives
We believe in the importance of aligning the financial interests of the Company’s executives with those of stockholders. By emphasizing our goal to build stockholder value by focusing on fundamental business strategies of operational excellence, strategic growth and financial stewardship, and by operating true to our core values of safety, excellence, quality, partnership, stewardship and value, we motivate achievements that are the platform for increased stockholder returns. A significant portion of our NEOs’ compensation is designed to be variable and tied to the achievement of key financial and strategic performance objectives, which helps us to incentivize our NEOs to create long-term value for our stockholders.
In our utility segment, we strive to work collaboratively with regulators to achieve positive results for both customers and stockholders, and we recognize that customer satisfaction and the Company’s safety record are both essential elements in the regulatory process. Safety is also critical to the success of our utility infrastructure services segment, and safety goals carry significant weight under Centuri’s annual incentive plan.
In particular, the Company’s compensation program has been designed to accomplish the following objectives:
▪Establish competitive compensation plans to attract, retain and motivate high performing senior leaders;
▪Emphasize pay-for-performance culture to reward both annual and long-term Company performance while not encouraging excessive risk-taking;
▪Create long-term alignment between the interests of senior executives and stockholders; and
▪Support our strategic initiatives and financial goals.
Pay for Performance
With respect to each of our NEOs, all annual cash incentives and long-term equity incentives are “at risk” and performance-based, as those awards are either variable based on the level of performance against incentive targets and subject to modification based on relative total shareholder return or are subject to continued employment during a three-year vesting period. The portion of total direct compensation designed to be at risk depends upon the NEO’s position and the ability to influence outcomes, as well as market pay levels and risk mitigation considerations. Ms. Haller, the Company’s CEO, has the largest portion of pay at risk. In 2022, the
32 Southwest Gas Holdings 2023 Notice and Proxy

percentage of her targeted total direct compensation opportunity at risk was 82%. For the other NEOs, the average percentage of such compensation at risk was 71%.

CEO Target Compensation	Other NEOs Target Compensation

Compensation Program Administration
Role of the Committee
The Committee oversees our executive compensation program and is responsible for reviewing and approving all executive compensation and benefit plans of the Company’s executive officers, including its NEOs. The Committee meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, composition of our peer group, corporate goals and objectives relevant to the CEO’s compensation, the CEO’s performance in relation to such goals and objectives and, together with the other Independent Directors of the Board, the CEO’s actual compensation. The Committee also reviews, based on the recommendations provided by the CEO, and approves the salaries and incentive compensation for the other executive officers, including the NEOs. The Committee’s Charter is available on the Company’s website at www.swgasholdings.com.
Role of Management
Management, including the NEOs, receives direction from the Committee regarding executive compensation. Management annually provides information to the Committee regarding market practices and pay levels of the various elements of direct compensation (including target awards for incentive compensation), as well as the thresholds, targets and maximums of the performance measures. Information is gathered from Company operating data, external independent surveys and publicly available compensation comparisons. Decisions regarding CEO compensation are made solely by the Committee meeting in executive session without the CEO or any other NEOs present.
Role of Independent Compensation Consultant
In 2022, the Committee directly retained Korn Ferry as an independent compensation consultant to the Committee. Management also engaged Frederic W. Cook & Co., Inc. (“FW Cook”) and Meridian Compensation Partners (“Meridian”) to advise on executive compensation. The independent compensation consultant’s engagement with the Committee included a review and analysis of several aspects of the executive compensation program, including the following:
▪Peer group review;
▪Providing and analyzing compensation market data;
▪Analyzing incentive plan design;
▪Advising on the reasonableness of our NEO compensation levels and programs;
▪Review of our Compensation Discussion and Analysis disclosure;
▪Performing benchmarking and analysis of our Board of Directors’ compensation; and
Southwest Gas Holdings 2023 Notice and Proxy 33

▪Attending each Committee meeting, including meeting with the Compensation Committee in private sessions, without management present.
Korn Ferry did not receive more than $120,000 in fees from the Company for services other than for work requested by the Committee with respect to executive and director compensation. FW Cook and Meridian did not receive fees from the Company for services other than executive compensation services. For 2022, the Committee analyzed whether the work of Korn Ferry, FW Cook, Meridian or any other executive compensation adviser raised any conflicts of interest, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Committee determined, based on its analysis of all relevant factors, that no conflicts of interest were present.

How We Determine Amounts Paid for Each Element of Compensation
We operate in a competitive environment for talented executives, and the Committee analyzes a variety of information as it seeks to identify competitive levels of compensation within the relevant markets in which we operate.
Peer Group
The companies in the compensation peer group for the Southwest Officers were selected because they represent those publicly traded companies considered by the Committee to be the most comparable to the Company in terms of revenue, market capitalization, business operations, operational complexity and overall financial performance. To maintain a meaningful comparison, the Committee reviews the peer group regularly for changes due to M&A activity or shifts in our peers’ business focus or operations. For setting 2022 executive compensation, the Committee reviewed the peer group used in 2021 and determined that no changes were necessary. As in 2021, the peer group was composed of 20 companies in the utility industry, placing the Company in the 75th percentile for 2022 annual revenue.

▪Alliant Energy Corporation	▪New Jersey Resources Corporation
▪Ameren Corporation	▪NiSource Inc.
▪Atmos Energy Corporation	▪NorthWestern Corporation
▪Avista Corporation	▪OGE Energy Corporation
▪Black Hills Corporation	▪ONE Gas, Inc.
▪CMS Energy Corporation	▪Pinnacle West Capital Corporation
▪Evergy, Inc.	▪Portland General Electric Company
▪Hawaiian Electric Industries, Inc.	▪PNM Resources, Inc.
▪IDACORP, Inc.	▪South Jersey Industries Inc.
▪MDU Resources Group, Inc.	▪Spire, Inc.
For Centuri, the peer group approved by the Committee contained 9 companies as shown below. One company was deleted from the 2021 peer group because it became a private company and no longer reported compensation information. Centuri placed in the 58th percentile for 2022 EBITDA in the peer group.

▪Comfort Systems USA, Inc.	▪MYR Group Inc.
▪Dycom Industries, Inc.	▪Primoris Services Corporation
▪Granite Construction Inc.	▪Sterling Infrastructure, Inc.
▪Matrix Service Company	▪Team, Inc.
▪Tetra Tech, Inc.
34 Southwest Gas Holdings 2023 Notice and Proxy

Compensation Review
Korn Ferry performed comprehensive competitive compensation benchmarking, which included assessments of all elements of compensation for the Southwest Officers and Mr. Daily. The competitive compensation benchmarking data reviewed by the Committee included base salary, annual incentive compensation and long-term incentive compensation found in the proxy statements filed by companies in the peer groups for Southwest and Centuri.
Benchmarking of Compensation
In reference to the data and analyses discussed above, the Committee reviewed competitive target compensation levels for each NEO relative to the 50th percentile of the relevant market. For each NEO position, base salary, target total cash compensation (base salary plus annual incentive award) and target total direct compensation (base salary plus annual incentive award plus the target value of long-term incentive compensation) were benchmarked and analyzed at the median level. In determining the NEOs’ overall compensation, we annually compare elements of compensation with those of the relevant market to ensure the Company remains competitive. The Committee found that overall target total direct compensation for each NEO was generally aligned with the relevant market benchmarks.
Other elements of overall compensation for the NEOs (perquisites, welfare benefits, retirement benefits and post-termination benefits) were implemented at various times over the past several years to remain competitive with the relevant market and are reviewed periodically.

Consideration of 2022 Say-on-Pay Vote
The Company holds an annual say-on-pay advisory vote regarding executive compensation. At the 2022 Annual Meeting of Stockholders, approximately 90% of the votes cast were in favor of the compensation of the NEOs as described in the proxy statement for the 2022 Annual Meeting. The Board and Committee reviewed this vote result and determined that, given the significant level of support, no changes to our executive compensation philosophy, policies and decisions were necessary based solely on the vote result. We determined that our stockholders should vote on a say-on-pay proposal each year as recommended by stockholders at the most recent “say-on-frequency” vote in 2017. The Board recommends that you vote FOR Proposal 2 at the Annual Meeting. For more information, see “Advisory Vote to Approve the Company’s Executive Compensation” in this Proxy Statement. Additionally, the Board recommends that you vote “FOR” the “1-year” frequency of the advisory vote on executive compensation. For more information, see “Advisory Vote on the Frequency of the Executive Compensation Vote” in this Proxy Statement.
We maintain a regular ongoing dialogue with our stockholders and welcome stockholder perspectives regarding our executive compensation program.

Details of Compensation Program
The nature of the Company’s operations and competitive considerations have led the Committee to design and employ a compensation program that we believe is comparable to compensation programs widely used in the natural gas operations and utility infrastructure services industries, as applicable. To accomplish our objectives, our program is designed to respond to changing market conditions and to offer a broad spectrum of compensation opportunities. Performance is the critical component of our program, and both individual and overall Company performance can impact an NEO’s level of compensation on an annual basis.

Southwest Gas Holdings 2023 Notice and Proxy 35

Why We Pay Each Element
The elements of executive compensation for the NEOs and the purpose for providing each element are described below:

Element	Purpose	Summary of Features

Base Salary	▪Recognize leadership responsibilities and value of executive’s role to the Company. ▪Serve as a competitive compensation foundation.
▪Targeted at 50th percentile of relevant peer group companies.
▪Adjustments are made based upon the value of the position to the business, individual performance and pay relative to the appropriate market.

Annual Incentives
▪Encourage and reward NEO contributions in achieving short-term performance goals, including important social goals of safety and customer satisfaction.
▪Align management interests with customers and stockholders.

▪For Southwest Officers, no awards paid unless at least 80% of target adjusted net income is achieved. For Centuri, no awards paid unless at least 50% of target financial metric performance is achieved.
▪Awards paid out annually in cash.
▪Award values are subject to downward adjustment to avoid windfalls and maintain internal equity.

Long-Term Incentives	▪Provide executives with long-term performance goals to work toward. ▪Align management interests with customers and stockholders. ▪Retain management with awards subject to service vesting.
▪Southwest Officers receive long-term incentives through both time-lapse RSUs and Performance Shares.
▪Southwest Officers’ performance awards are earned based on three-year financial performance.
▪In 2022, solely time-lapse RSUs were awarded to the Centuri CEO due to the strategic alternatives review.

Executive Health, Welfare and Retirement Benefits	▪Provide executives reasonable and competitive benefits. ▪Encourage savings for retirement. ▪Retain executives with pension benefits subject to service vesting.
▪Health and welfare benefits consistent with standard benefits provided to all employees.
▪401(k) plan and nonqualified deferred compensation plans allow for deferral of compensation and Company contributions.
▪Qualified and supplemental nonqualified pension benefits for the Southwest Officers hired before January 1, 2022.

Southwest Change in Control Agreements
▪Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control.
▪Enables executives to maintain objectivity with respect to merger or acquisition offers considered by the Board.

▪Double trigger change in control severance agreements without any excise tax gross-up.
▪Accelerated vesting of equity awards upon certain terminations following change in control.
▪Potential increase to supplemental pension benefit for Southwest Officers hired before January 1, 2022.

36 Southwest Gas Holdings 2023 Notice and Proxy

Element	Purpose	Summary of Features
Southwest Chief Financial Officer Employment Agreement
▪Ensure attention and dedication to performance without distraction in the circumstance of strategic alternatives review.
▪Provide an incentive to enter into executive employment relationship.
▪Protect the Company’s interests.
▪Provides severance outside of change in control scenario. ▪Includes signing bonus and special grant of time-lapse RSUs vesting over three years.
Centuri CEO Employment Agreement
▪Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control.
▪Provide an incentive to enter into executive employment relationship.
▪Protect the Company’s interests.
▪Two-year term, with automatic renewals. ▪Provides change in control severance and severance outside of change in control scenario. ▪Non-competition and non-solicitation restrictive covenants.

 Base Salaries
Salaries for the NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation paid by the peer group for similar positions. The competitive market processes and data regarding the 50th percentile pay level of peer companies were used by the Committee to help ensure that salaries are reasonable, competitive and properly address position responsibilities. The range of salaries available through this review provides an objective standard to determine the appropriate level of salary for a given executive position. Salaries are reviewed annually and are subject to mid-year adjustment to maintain alignment with the market and to reflect changes in individual responsibilities, performance, and experience. In 2022, the Committee approved merit increases of varying amounts for the Southwest Officers to reflect performance achievements and to ensure market competitiveness.
Annual Incentive Compensation
We establish cash incentive opportunities on an annual basis, expressed as a percentage of each individual’s base salary. The target level of annual incentive opportunities granted to NEOs is based primarily on the competitive compensation benchmarking. In 2022, Ms. Haller’s annual incentive opportunity was increased from 100% to 125% to more closely align to the market median. The target incentive opportunities for the NEOs were set at the following percentages of base salary for 2022:

Incentive Opportunities (% of salary)
Karen S. Haller	125%
John P. Hester	100%
Robert J. Stefani	70%
Gregory J. Peterson	65%
Paul M. Daily	100%
Justin L. Brown	75%
Julie M. Williams	60%
Southwest Annual Incentives. Annual incentive opportunities are payable entirely in cash, only if at least 80% of target adjusted net income is achieved. The 2022 performance measures for Southwest Officers were tied to measures of financial performance, customer satisfaction, productivity and safety. For 2022, the Committee derived the targets for our four performance measures as follows:
Southwest Gas Holdings 2023 Notice and Proxy 37

Performance Metric		Weighting	Metric Description

Adjusted Net Income		40%
Measured on a consolidated basis for Ms. Haller and Messrs. Hester, Stefani and Peterson because of their influence over both of the Company’s business segments. Measured solely for the utility segment for Mr. Brown and Ms. Williams.
Fiscal 2022 Targets: Aligned to the Company’s and Southwest’s business plans and budgets.

Customer Satisfaction		20%	Reflects our performance on independent customer surveys conducted in each of our utility operating divisions to reinforce commitment to our customers. Fiscal 2022 Target: Consistent with 2021 target.
Productivity		20%
Rewards success in reaching a predetermined level of operations and maintenance expense per customer.
Fiscal 2022 Target: Based on budgeted operations and maintenance expense and budgeted customer additions.

Safety ▪Damage per 1,000 tickets ▪Response Times within 30 minutes	10%	20%
Oriented toward minimizing incidents associated with the Company’s natural gas distribution systems and thereby linked to risk reduction in areas such as regulation, operations, reputation and franchise value.

	10%		Fiscal 2022 Targets: For damages, represents an improvement from 2021 target. For response time, consistent with 2021 target.
Actual awards for each measure are determined as of year-end by comparing the Company’s performance to the threshold, target and maximum levels set by the Committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, an award with respect to that measure is earned. Award payouts can range from 70% (at threshold) to 100% (at target) to 140% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. No awards are paid with respect to any measure if 80% of target adjusted net income is not achieved. We determine actual payouts through linear interpolation.
In 2022, the Committee approved a policy regarding adjustments to financial measures for the Company’s incentive programs with the goal of ensuring that operating results are computed on a comparative basis from year to year and exclude items that may have been out of the control of Company executives. In recognition of the extraordinary events that took place in 2022 that were not contemplated when the annual incentive targets were set, the Committee approved several adjustments, consistent with its policy, to arrive at consolidated and utility adjusted net income. For Southwest, adjustments to utility net income included a legal settlement ($8.2 million pre-tax) of a long-term case disruptive to the utility and two other cases; leadership transition costs ($1.1 million pre-tax) associated with Ms. Haller’s promotion to CEO; excess financing costs ($10.3 million, pre-tax) at Southwest as a result of not conducting planned equity issuances at the Company level which resulted in Southwest funding operations through incremental debt issuances thereby increasing interest expense above budgeted amounts; the market impairment of the former Southwest office campus ($2.5 million pre-tax) following a sale process; and allocated incremental Board compensation ($0.6 million pre-tax) as a result of increased Board workloads due to stockholder activism and the strategic alternatives review conducted during 2022. For the Company, adjustments to consolidated net income included the items adjusted for Southwest plus excess borrowing costs ($2.1 million pre-tax) to fund advisory and legal costs associated with the strategic alternatives review; costs associated with stockholder activism and the strategic alternatives review for the Company, Centuri and MountainWest ($31.4 million pre-tax); allocated Board compensation, including incremental Strategic Transactions Committee costs ($0.5 million pre-tax); CEO severance costs ($2.5 million pre-tax); onboarding a new Chief Financial Officer ($0.6 million pre-tax); incremental standup costs at MountainWest ($21.0 million pre-tax); and MountainWest goodwill impairment and costs to sell ($455.4 million pre-tax). Additionally, the earnings impacts of Company-owned life insurance (“COLI”) policy value changes ($5.4 million) were excluded from consolidated and utility net income. These costs were largely the result of extraordinary events at the Company and Southwest for which the Board tasked the NEOs with managing toward a successful resolution for our stockholders while transforming the Company for greater long-term value
38 Southwest Gas Holdings 2023 Notice and Proxy

creation. None of the adjustments resulted in an annual incentive award being earned by Ms. Haller or Messrs. Stefani and Peterson.
The thresholds, targets and maximums and actual results under the four core performance measures for 2022 are set forth below:

Measure	Threshold	Target	Maximum	Actual	Weighting	Payout (% of target)
Adjusted Net Income:
Consolidated (000s)(1)	$267,300	$297,000	$326,700	$212,487	40%	0%
Utility (000s)(1)	$187,860	$202,000	$216,140	$177,110	40%	0%
Customer Satisfaction	93%	96%	98%	95%	20%	17.8%
Productivity (O&M/Customer)(1)	$215	$212	$209	$222	20%	0%
Safety:
Damage per 1,000 Tickets	1.15	0.90	0.80	0.92	10%	9.76%
Response Times w/in 30 Min.	72%	78%	82%	76.8%	10%	9.4%
Total:
Consolidated						0%
Utility						37%
(1)Consolidated adjusted net income and utility adjusted net income are non-GAAP measures and may differ from those provided in earnings releases furnished to the SEC. In the calculation of actual results under the consolidated adjusted net income measures, the Committee excluded the earnings impacts of COLI policy value changes ($5.4 million) and $536.2 million in other one-time adjustments described above. For utility adjusted net income, the Committee excluded the earnings impacts of COLI policy value changes ($5.4 million) and $22.8 million in other one-time adjustments as described above.
The Committee has the discretion to reduce an NEO’s overall award that would otherwise be earned to avoid windfalls and for other reasons, including internal equity. The Committee reviews the CEO’s individual performance to determine whether there will be any downward adjustment. For 2022, individual performance goals for the CEO were not set due to the focus on supporting the Board’s strategic alternatives review process for sale of the Company and its subsidiaries, including the spin-off of Centuri.
The CEO reviews the Southwest Officers’ individual performance to determine whether there will be any downward adjustment in the performance awards. As a result of such review, if the CEO recommends a downward adjustment in the performance awards, the CEO will bring the matter before the Committee for review and approval. The Committee reviewed the performance achievements of the CEO and other eligible Southwest Officers and determined that no reductions to their annual incentive awards were warranted with respect to 2022.
Adjusted net income, on a consolidated basis, did not exceed 80% of our target, so no annual incentive award was paid to Ms. Haller or Messrs. Stefani and Peterson. Adjusted net income for the utility segment exceeded 80% of target, and achievements under the performance measures aggregated for a payout of 37% of target for Mr. Brown and Ms. Williams. These aggregated percentage payouts are multiplied by the total incentive opportunity (expressed above as a percentage of base salary) to determine the overall dollar value of the
Southwest Gas Holdings 2023 Notice and Proxy 39

annual award. The following table details the actual payouts associated with the 2022 annual incentive awards for the eligible Southwest Officers:

	Incentive Opportunities (% of salary)	Total Achievement of Performance Measures (% of target)	Incentive Earned (% of salary)	Incentive Earned
Karen S. Haller	125%	0%	0%	$0
John P. Hester(1)	100%	0%	100%	$1,129,696
Robert J. Stefani	70%	0%	0%	$0
Gregory J. Peterson	65%	0%	0%	$0
Justin L. Brown	75%	37%	27.8%	$142,913
Julie M. Williams	60%	37%	22.2%	$75,924
(1)Mr. Hester received an amount equal to his target annual incentive award which was included as part of his negotiated settlement lump sum severance payment. For more information on this, see “Executive Compensation - Compensation Discussion and Analysis - Post-Termination Benefits.”

Centuri Annual Incentives. For Centuri, the Committee selected financial performance and safety goals for the 2022 annual incentive opportunities. In 2022, the financial metric was changed from pretax income to earnings before tax and amortization (“EBTA”) to provide better comparability to prior years due to the transformative change in earnings following the acquisition of Riggs Distler. EBTA is a non-GAAP measure and is defined as earnings before taxes and amortization. No awards are paid unless at least 50% of target EBTA is achieved.

Performance Metric		Weighting	Metric Description

EBTA		80%	Focuses on profitability. Fiscal 2022 Target: Aligned to Centuri’s business plans and budgets.
Safety ▪DART ▪TRIR	10%	20%
Reflects days away from work, restricted or transferred (“DART”) incident rate, which is the industry standard measurement for safety, and total recordable incident rate (“TRIR”) to ensure both incident frequency and severity measures are considered.
Fiscal 2022 Targets: DART set to require improvement from 2021’s target. TRIR target remained the same but threshold and maximum are set to require improvement from 2021.

	10%
Actual awards for each measure are determined as of year-end by comparing Centuri’s performance to the threshold, target and maximum levels set by the Committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, an award with respect to that measure is earned. Award payouts can range from 65% (at threshold) to 100% (at target) to 170% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. We determine actual payouts through linear interpolation.
The thresholds, targets and maximums and actual results under the performance measures for 2022 are set forth below:

Measure	Threshold		Target		Maximum		Actual		Weighting	Payout (% of target)
EBTA	$104.1	million	$138.8	million	$166.6	million	$43.2	million	80%	0%
Safety (DART)	0.70		0.40		0.30		0.31		10%	163.6%
Safety (TRIR)	1.75		1.00		0.60		1.05		10%	97.7%
Total										0%
No annual incentive awards are paid in any year unless 50% of target EBTA is achieved. In 2022, EBTA did not exceed 50% of target, so Mr. Daily did not receive a payout for his 2022 annual incentive.
The Committee reviews Mr. Daily’s individual performance to determine whether there will be any downward adjustment in his performance award. For 2022, individual performance goals for Mr. Daily were not set due to the focus on supporting the Board’s strategic alternatives review process for sale or spin-off of Centuri.
40 Southwest Gas Holdings 2023 Notice and Proxy

The following table details the potential and actual payouts associated with the 2022 annual incentive award to Mr. Daily:

	Incentive Opportunities (% of salary)	Total Achievement of All Performance Measures (% of target)	Incentive Earned (% of salary)	Incentive Earned
Paul M. Daily	100%	51%	0%	$0
Long-Term Incentive Compensation
Our long-term incentive compensation is designed to provide incentives for maintaining long-term performance and strengthening customer and stockholder value over a three-year performance period. NEOs are incentivized with equity compensation and Mr. Daily’s long-term incentive opportunity normally also includes a cash component. However, in 2022, Mr. Daily’s long-term incentive compensation was solely time-lapse RSUs due to the uncertainty involved in the strategic alternatives review process that could have resulted in a sale or other separation of Centuri during 2022.
The Committee based the value of incentive awards granted to NEOs primarily on competitive compensation benchmarking. To more closely align her long-term incentive opportunity with the market and to incentivize her to outperform historical achievements, in 2022 the equity portion of Ms. Haller’s long-term incentive opportunity was increased. Mr. Stefani joined the Company in late November 2022 and was not eligible for a 2022 long-term incentive award. However, he did receive a special time-lapse RSUs award, discussed in more detail below. For 2022, the target long-term incentive opportunities for the NEOs were set at the percentages of base salary shown in the following table.

	Incentive Opportunities (% of salary)
	Time-Lapse RSUs	Performance Shares	Total
Karen S. Haller	103%	241%	344%
John P. Hester(1)	70%	190%	260%
Robert J. Stefani	N/A	N/A	N/A
Gregory J. Peterson(1)	40%	100%	140%
Paul M. Daily	225%	—	225%
Justin L. Brown	30%	60%	90%
Julie M. Williams	15%	15%	30%
(1)The Performance Share awards for Messrs. Hester and Peterson will be prorated based on their retirement dates.
Southwest Long-Term Incentives. Long-term incentives for the Southwest Officers are composed of time-lapse RSUs and Performance Shares.
▪Time-Lapse RSUs. The Committee believes that grants of time-lapse RSUs promote and encourage long-term retention and service to the Company, align the interests of the Southwest Officers with those of our customers and stockholders through increased share ownership, and provide a balanced approach to long-term compensation. At its February 2022 meeting, the Committee approved the 2022 grants under this Board-approved program. The number of time-lapse RSUs granted was determined based on the closing price for our Common Stock for the last trading day of 2021 ($70.05 per share). The time-lapse RSUs granted in 2022 vest 40% one year after the award year, 30% two years after the award year, and 30% three years after the award year, assuming continued service. For Messrs. Hester and Peterson who retired in 2022, their outstanding time-lapse RSUs are distributed six months after their retirement dates. Ms. Haller received an additional grant of time-lapse RSUs at the October 2022 meeting of the Committee, to bring her 2022 long-term incentive award opportunity in line with her position as CEO.
Southwest Gas Holdings 2023 Notice and Proxy 41

The table below illustrates the long-term incentive opportunity granted as time-lapse RSUs.

	Time-Lapse RSU Component (% of salary)	Time-Lapse RSU Component	Time-Lapse RSUs Granted
Karen S. Haller	103%	$896,583	12,799
John P. Hester	70%	$790,787	11,289
Robert J. Stefani	N/A	N/A	N/A
Gregory J. Peterson	40%	$192,361	2,746
Justin L. Brown	30%	$112,260	1,603
Julie M. Williams	15%	$41,837	597
▪Special Time-Lapse RSUs Award. Mr. Stefani joined the Company in late November 2022 and was not eligible to receive a 2022 long-term incentive compensation award. However, in line with our compensation program goal to attract high-performing leaders and to assist in making up for compensation Mr. Stefani forfeited at his previous company, he received a special one-time grant of time-lapse RSUs on November 21, 2022 with a grant date fair value of $2.1 million, or 30,675 time-lapse RSUs. The number of time-lapse RSUs granted was determined based on the closing price for our Common Stock on November 21, 2022 ($68.46 per share). The time-lapse RSUs vest over three years, 1/3 each year after the first, second and third years.
▪Performance Shares. The Committee believes that the payment of long-term incentive compensation in the form of Performance Shares, measured over a three-year performance period, rewards our NEOs for improved financial performance of the Company, thereby giving them an incentive to enhance long-term customer and stockholder value. The target number of Performance Shares granted was determined based on the closing price for our Common Stock for the last trading day of 2021 ($70.05 per share). Performance Shares granted in 2022 are earned upon achievement of financial performance goals for the three-year period from 2022 through 2024. Ms. Haller received an additional grant of Performance Shares at the October 2022 meeting of the Committee, to bring her 2022 long-term incentive award opportunity in line with her position as CEO.
The table below illustrates the target long-term incentive opportunity granted as Performance Shares, and the number of Performance Shares granted:

	PS Component (% of salary)	Target PS Component	Target PSs Granted
Karen S. Haller	241%	$2,097,353	29,941
John P. Hester(1)	190%	$2,137,500	30,514
Robert J. Stefani	N/A	N/A	N/A
Gregory J. Peterson(1)	100%	$475,000	6,781
Justin L. Brown	60%	$220,200	3,143
Julie M. Williams	15%	$40,500	578
(1)The Performance Share awards for Messrs. Hester and Peterson will be prorated based on their time of service during the performance period. They will receive their awards after the performance period concludes.

For Performance Shares granted in 2022 to Ms. Haller and Messrs. Hester and Peterson, 60% are earnable based on a consolidated cumulative three-year adjusted earnings per share (“EPS”) performance measure, and 40% are earnable based on a three-year average utility segment return on equity (“ROE”) performance measure. Adjusted EPS is a non-GAAP measure and is calculated by dividing consolidated adjusted net income for each year by the Company’s average basic common shares outstanding for each year. Consolidated adjusted net income is calculated by adding or subtracting the adjustments approved by the Committee to consolidated net income at the end of the performance period. Cumulative three-year adjusted EPS is calculated by adding together the adjusted EPS for each of 2022, 2023, and 2024. ROE is a non-GAAP measure and is calculated by averaging the calculated ROE for 2022, 2023 and 2024. The ROE for each of the three years is calculated by dividing each year’s utility adjusted net income by the average utility equity balance. Utility adjusted net income is calculated by adding or subtracting the adjustments approved by the Committee to utility net income at the end of the performance period. The
42 Southwest Gas Holdings 2023 Notice and Proxy

average utility equity balance is calculated by averaging the equity balance of the applicable previous five quarters. For Mr. Brown and Ms. Williams, 60% of the Performance Shares are earnable based on cumulative three-year utility adjusted net income, and 40% are earnable based on three-year average utility ROE. Cumulative three-year utility adjusted net income is a non-GAAP measure and is calculated by adding together the utility adjusted net income for each of 2022, 2023 and 2024. Each of these measures is adjusted to remove the impact of COLI and other one-time items to more closely represent outcomes driven by the Southwest Officers. For more detail on the adjustments applied for the 2020-2022 Performance Shares, see below.
At its meeting in February 2022, the Committee established the threshold, target and maximum performance levels upon which Performance Share awards would be based for the 2022 through 2024 performance period, and the Board subsequently approved the grants of Performance Shares to the Southwest Officers. The target levels were based on Company and Southwest business plans and budgets and took into account such factors as budgeted capital expenditures, expected growth within the markets that the Company serves, competitive factors from other service providers, and other business considerations embedded in the Company’s annual business planning process. The following table shows the performance criteria for such three-year period:

Performance Level	3-year Adjusted EPS	3-year Utility Adjusted Net Income (000s)	3-year Average Utility ROE	Percentage of Target Award Earned(1)
Below Threshold	<$12.42	<$604,500	<6.50%	No award
Threshold	$12.42	$604,500	6.50%	50%
Target	$13.80	$650,000	7.50%	100%
Maximum	$15.18	$695,500	8.50%	150%
(1)Subject to upward or downward adjustment based on total shareholder return performance relative to a peer group.
Linear interpolation will be used to compute the percentage of the target award earned. The awards are payable in the form of Common Stock with the Southwest Officers also receiving cumulative dividend equivalents over the three-year performance period on such awards to the extent the underlying shares are earned.
If threshold performance is met, a base number of Performance Shares in a range of 50% to 150% of the target number will be earned, subject to modification based on total shareholder return relative to a peer group. Total shareholder return of the Company over the three-year period, plus dividends, will be compared to total shareholder returns of peer companies. The peer companies list for the total shareholder return comparison is the same as the peer companies list used for compensation benchmarking purposes. Relative performance that places the Company at or above the 75th percentile of the peer group would result in maximum upward adjustment of the number of shares of Common Stock earned by 30%, performance in the range between the 25th and 75th percentiles would result in no adjustment, and performance at or below the 25th percentile of the peer group would result in maximum downward adjustment by 30% (provided that if a base number of shares is earned, the lowest percentage of the target number that will vest is 50%). When total shareholder return is negative, but the Company’s relative total shareholder return performance is at or above the 75th percentile, the cap is 140% of target. When the Company’s relative total shareholder return performance is between the 50th and 75th percentiles, the cap is 115% of target. When the Company’s relative total shareholder return performance is at or below the 50th percentile, the cap is 100% of target. The Committee included the total shareholder return modification feature to strengthen the link between our financial performance results and the market’s reaction to that performance, and to reinforce alignment of our executive compensation program with stockholder experience.
▪2020-2022 Performance Share Vesting. In 2020 the Committee approved the award of Performance Shares to the Southwest Officers. For Performance Shares granted in 2020 to Ms. Haller and Messrs. Hester and Peterson, 60% were earnable based on a consolidated cumulative three-year adjusted EPS performance measure, and 40% were earnable based on a three-year average utility ROE performance measure. For Mr. Brown and Ms. Williams, 60% of the Performance Shares were earnable based on three-year utility adjusted net income, and 40% were earnable based on three-year average utility ROE. Three-year utility adjusted net income was calculated by adding together the utility adjusted net income for each of 2020,
Southwest Gas Holdings 2023 Notice and Proxy 43

2021 and 2022. Three-year average utility ROE was calculated by averaging the calculated ROE for 2020, 2021 and 2022. The ROE for each of the three years is calculated by dividing each year’s adjusted net income by the average utility equity balance. The average utility equity balance is calculated by averaging the equity balance of the applicable previous five quarters.
Consistent with the Committee’s policy on adjustments, each of these measures was adjusted to remove the impact of COLI income of $9.2 million in 2020, $8.8 million in 2021, and loss of $5.4 million in 2022. For EPS in 2022, the Committee also excluded $536.2 million in other one-time adjustments described above for the Company’s annual incentive results. There were no one-time adjustments for EPS in 2020, but in 2021 the Committee excluded one-time transaction costs and partial period operating results related to the acquisitions of MountainWest ($18.3 million, net of tax) and Riggs Distler ($21.5 million, net of tax), and stockholder activism response costs ($3.4 million, net of tax). For utility ROE, the Committee also excluded $22.8 million in other one-time adjustments as described above for Southwest’s annual incentive results. There were no one-time adjustments for utility ROE for 2020 or 2021. Exclusion of the noted costs allows operating results to be computed on a comparative basis from year to year and is appropriate because these costs were determined by the Committee to be out of the control of the NEOs. These costs were largely the result of extraordinary events at the Company and Southwest for which the Board tasked the NEOs with managing toward a successful resolution for our stockholders while transforming the Company for greater long-term value creation.
Performance was measured over a three-year performance period commencing on January 1, 2020 and continuing through December 31, 2022. For the three-year period 2020-2022, the total shareholder return for the Company was below the 25th percentile of the peer group of companies selected for such 2020 awards, and therefore a 15% decrease was applied to the results to determine ultimate payout. On February 22, 2023, the Committee determined that for the 2020-2022 performance period, the payout is 69% of the target award level, except for those officers subject to the consolidated EPS measure. For Ms. Haller and Messrs. Hester and Peterson, who are subject to the consolidated EPS measure, the payout is 60% of the target award level. The 2020-2022 Performance Shares are included in the “Stock Vested During 2022” table.
Centuri Long-Term Incentives. Historically, the Company did not grant Company equity awards to Centuri executives, but beginning in 2019, the Committee strengthened the link to Company performance by granting Company equity to the Centuri CEO for part of his long-term incentives. Typically, the Centuri CEO would receive Performance Shares and Non-Threshold Performance Shares, along with a cash component for his long-term incentive compensation. However, for 2022, the Centuri CEO was eligible to receive only time-lapse RSUs as long-term incentive compensation, due to the announced intention of the Company in early 2022 to pursue a sale or spin-off of Centuri, and a decision in late 2022 by the Board to pursue a spin-off. The focus of the program in 2022 was on retaining key executives during the uncertain time associated with the strategic alternatives review. Therefore, Mr. Daily was granted 25,246 time-lapse RSUs with a value of $1,768,501 (225% of salary) with three-year cliff vesting on December 31, 2024. The number of time-lapse RSUs granted was determined based on the closing price for our Common Stock for the last trading day of 2021 ($70.05 per share).
▪2020-2022 Performance Share/Cash and Non-Threshold Performance Share/Cash Vesting. The Performance Shares/Cash and Non-Threshold Performance Shares/Cash granted in 2020 to Mr. Daily were earnable based on the Centuri Enterprise Value (“EV”) achievement over the three-year performance period from 2020-2022. EV is a non-GAAP metric and is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Centuri multiplied by seven (the multiple determined by the Committee at the beginning of the performance period), minus Centuri net debt. Net debt is calculated as debt less cash and excludes leases recorded as debt under accounting rules. Debt includes the Company’s capital contribution made to Centuri, including during the period for the Linetec Services, LLC acquisition. EV was adjusted for 2022 to remove $6.1 million in costs associated with the Company’s strategic alternatives review process and severance expenses. EV was also adjusted for 2022 to remove $362.3 million representing the negative impact for Riggs Distler. Performance Shares are 70% of the stock award, while Non-Threshold Performance Shares are 30% of the stock award. On February 22, 2023, the Committee determined that for the 2020-2022 performance period, the payout was 43% of the target award level for Non-Threshold Performance Shares/Cash, due to a decrease of 57% for EV over the performance period. For Performance Shares/Cash, there was no payout because cumulative EV growth was below threshold. The 2020-2022 Non-Threshold Performance Shares are included in the “Stock Vested During 2022” table
44 Southwest Gas Holdings 2023 Notice and Proxy

and the cash portion of the 2020-2022 long-term incentives is included in the “Summary Compensation Table.”
Special Bonuses
In 2022, for the first time in more than five years, the Board approved a special bonus to the CEO and a discretionary bonus pool for awards to certain Southwest employees, including Mr. Brown and Ms. Williams. The Independent Directors approved a special one-time award for Ms. Haller in the amount of $500,000. The award was to recognize and reward the CEO for effectively leading the Company through a year of unprecedented change. She had exemplary performance in implementing the Board’s strategy during the strategic alternatives review process. She brought the MountainWest sale to a successful close on a compressed schedule, quickly pivoting from acquiring and integrating MountainWest to preparing it for sale and closing the sale to Williams earlier than expected, all based on the Board’s strategic direction. Her leadership and performance in 2022 set the Company on a path toward a simplified business mix to maximize stockholder value. The Board also approved a discretionary bonus pool for Southwest employees, including $224,025 for Mr. Brown and $77,976 for Ms. Williams. The discretionary bonus awards were made to Southwest employees (not including Ms. Haller or Mr. Stefani) for outstanding performance in 2022, and to promote employee retention in the tight job market. Southwest employees experienced a high-pressure operating environment throughout 2022, in the face of acquisitions, divestitures, shareholder activism, management changes, and the strategic alternatives review process, while continuing to ensure customers remain a top priority. In the face of these challenges, Southwest was ranked #1 in the West for residential and business customer satisfaction and ranked #2 in Nevada in a list of America’s Best Employers By State. These special bonuses reward Mses. Haller and Williams and Mr. Brown for implementing transformational changes mandated by the Board’s strategy to streamline the Company’s business mix and unlock long-term value for stockholders, all while keeping customer service and employee experience at exceptionally high levels.
Perquisites
The Company provides a limited number of perquisites to its executive officers. The NEOs are eligible to receive reimbursement for annual physical examinations and social club memberships. The Southwest Officers also are eligible to receive reimbursement once every three years to assist in financial and estate planning. The CEO of Centuri is eligible to receive a car allowance, life insurance and reimbursement annually for financial planning, estate planning and tax preparation.
Retirement Benefits
Southwest Retirement Benefits. Four retirement benefit plans are available to the Southwest Officers. Two of the plans, the Retirement Plan for Employees of Southwest (“Retirement Plan”) and the Employee Investment Plan (“EIP”), both tax-qualified plans, are available to all Southwest employees. The Retirement Plan is no longer offered to Southwest employees who started with Southwest after December 31, 2021. Two additional plans are offered to officers, the Supplemental Executive Retirement Plan (“SERP”) and the Executive Deferral Plan (“EDP”). The SERP is no longer offered to officers who started with Southwest after December 31, 2021. These additional plans were established to attract and retain qualified executives and to address the dollar limitations imposed on the two tax-qualified plans.
▪Retirement Plan for Employees Hired on or Before December 31, 2021. Benefits under the Retirement Plan are based on (i) the executive’s years of service with the Company, up to a maximum of 30 years, and (ii) the average of the executive’s highest five consecutive years’ salaries, within the final 10 years of service, not to exceed an annual maximum compensation level of $305,000 (in 2022) established by the Internal Revenue Service.
▪SERP for Officers Hired on or Before December 31, 2021. The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50 - 60% of salary. To qualify for benefits under the SERP, which is based on a 12-month average of the highest consecutive 36-months of salary, an executive is required to have reached (i) age 55, with 20 years of service with the Company, or (ii) age 65, with 10 years of service.
▪EIP. Southwest Officers may participate in the EIP and defer salary up to the maximum annual dollar amount permitted for 401(k) plans under the Internal Revenue Code. Investments of these deferrals are controlled by the individual executives from a selection of investment options offered through the EIP. There are no employer matching contributions for executive deferrals into the EIP, except for Mr. Stefani. Because Mr. Stefani is not eligible to participate in the Retirement Plan or the SERP, he receives a non-elective
Southwest Gas Holdings 2023 Notice and Proxy 45

employer contribution of 3% of his salary and employer matching contributions on the first 7% of his EIP contributions.
▪EDP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive compensation. As part of the EDP, the Company provides matching contributions up to 3.5% of annual salary, which vest immediately. Amounts deferred and Company matching contributions bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (“Bond Rate”). At retirement with five years of service with the Company, the Southwest Officers will receive EDP balances paid out at the election of the participant over a period of 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on each January 1st for the five years prior to the start of retirement.
Centuri Retirement Benefits. Centuri maintains two plans which provide retirement benefits for the Centuri executives, including Mr. Daily: a 401(k) plan and a nonqualified deferred compensation plan, the Executive Deferred Compensation Plan (“EDCP”).
▪Centuri 401(k) Plan. Mr. Daily receives matching contributions from Centuri to his account in the Centuri 401(k) plan, consistent with all other employees participating in the plan. Centuri matches 100% of Mr. Daily’s pre-tax contributions up to the first 3% of his base salary and 50% on the next 4%. All matching contributions are subject to certain limits as determined by law.
▪EDCP. Under the nonqualified deferred compensation plan maintained by Centuri, certain employees, including Mr. Daily, are permitted to voluntarily defer receipt of up to 80% of base salary and up to 80% of other cash compensation. Employer matching contributions in the deferred compensation plan are equal to the first 5% of the salary compensation deferred by the employee under the plan. Matching contributions vest immediately. Participants may allocate deferred cash amounts among (i) a group of notional accounts that mirror the gains and/or losses of various investment alternatives that do not provide for above-market or preferential earnings and (ii) an account with returns based on Centuri’s financial performance (“LTCIP Fund”). Mr. Daily must invest at least 25% of his annual incentive compensation in the LTCIP Fund until he meets the established investment requirement of two times his base salary. LTCIP Fund investments grow or depreciate based on Centuri’s Company Growth rate. The maximum annual loss of the LTCIP Fund is negative 5% and the maximum annual gain is 20%.
Executive Agreements
Southwest Change in Control Agreements. The Company offers change in control agreements to the Southwest Officers to align their interests with stockholders and to retain and motivate high caliber executive talent. Providing change in control benefits is designed to reduce the reluctance of management to pursue potential change in control transactions that may be in the best interests of stockholders and helps ensure stability and continued performance during the potentially protracted process of merging with or acquiring entities subject to utility regulation. These change in control agreements do not include gross-up payments to reimburse the executive for certain excise taxes imposed under Internal Revenue Code Section 4999. Instead, the change in control agreements employ a “best net” approach whereby change in control benefits would be reduced if a reduced benefit would result in a greater after-tax benefit to the officer after the application of the excise taxes under Internal Revenue Code Section 4999.
The terms of the change in control agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are discussed in more detail under “Post-Termination Benefits” below.
Company and Southwest Chief Financial Officer Employment Agreement. The Company and Southwest are currently party to an employment agreement with Mr. Stefani (“Stefani Employment Agreement”). Mr. Stefani received a signing bonus for joining the Company and Southwest, but if his employment is terminated for a defined cause or Mr. Stefani leaves employment other than for a defined good reason before November 21, 2024, he must pay back his entire signing bonus. Under the terms of the Stefani Employment Agreement, Mr. Stefani is entitled to payments and benefits upon certain employment termination events in the absence of a change in control event for the Company. He also has a Change in Control Agreement, as discussed above, to provide payments and benefits in the event of termination following a change in control of the Company. The termination provisions of the Stefani Employment Agreement provide Mr. Stefani with a fixed amount of compensation upon termination as an incentive to forgo other opportunities in order to begin employment with the Company and Southwest during the time both companies were subject to a strategic alternatives review that could have resulted in a sale of either company shortly after his employment began. To receive termination
46 Southwest Gas Holdings 2023 Notice and Proxy

benefits, Mr. Stefani agreed to execute a release of all claims against the Company. He is subject to confidentiality and non-disparagement provisions that are perpetual. The Stefani Employment Agreement does not contain excise tax gross-up provisions.
More detailed discussion of the Stefani Employment Agreement, as well as an estimate of the compensation that would have been payable had various provisions been triggered as of fiscal year-end, are described in “Post-Termination Benefits” below.
Centuri CEO Employment Agreement. Centuri is currently a party to an employment agreement with Mr. Daily (“Daily Employment Agreement”). Under the terms of the Daily Employment Agreement, Mr. Daily is entitled to payments and benefits upon certain employment termination events both in the absence of and following certain change in control events of Centuri or the Company. The termination provisions of the Daily Employment Agreement provide Mr. Daily with a fixed amount of compensation upon termination as an incentive to forgo other opportunities in order to join or maintain employment with Centuri. At the time of entering into this agreement, we considered our aggregate potential obligations in the context of the desirability of hiring Mr. Daily, as well as the benefits of securing non-competition and other restrictive covenants included in the Daily Employment Agreement. The Daily Employment Agreement does not contain excise tax gross-up provisions and employs a “best net” approach to potential change in control severance payments.
More detailed discussion of the Daily Employment Agreement, as well as an estimate of the compensation that would have been payable had various provisions been triggered as of fiscal year-end, are described in “Post-Termination Benefits” below.

Deductibility of Compensation
Section 162(m) of the Internal Revenue Code currently imposes a $1 million limit on the amount that a public company may deduct for compensation paid to certain current and former executive officers in any one year. The Committee retains the discretion to establish the compensation program as the Committee may determine is in the best interest of the Company and its stockholders, and without regard to any limitation provided in Section 162(m). This discretion is an important feature of the Committee’s compensation practices because it provides the Committee with sufficient flexibility to respond to specific circumstances facing the Company.

Directors and Officers Share Ownership Guidelines
In order to better align the interests of management and the Board with those of all stockholders, the Company has adopted Common Stock ownership guidelines for directors and officers.
Each non-employee director is required to retain at least five times the value of his or her annual cash retainer in Common Stock (or equivalents). Each non-employee director is required to fulfill the requirement within five years of being elected to the Board. All non-employee directors are currently in compliance with these guidelines.
Each Company officer and each officer of Southwest is required to accumulate Common Stock with a target value equal to a multiple of the officer’s base salary, ranging from one times base salary for vice presidents, three times base salary at the senior vice president level and above, and five times base salary for the Chief Executive Officer. If an officer has not yet reached the applicable target ownership requirement, he or she is required to retain a portion of the shares of Common Stock acquired from any stock option exercise or the vesting of restricted stock units or performance shares. The applicable retention rate is 75% for the Chief Executive Officer and 50% for all other officers. Qualified shares include Common Stock owned directly by the officer or his or her spouse, Common Stock held by the officer or his or her spouse in Southwest’s EIP or Dividend Reinvestment Plan and earned but unvested time-lapse RSUs and performance shares. The Centuri Chief Executive Officer is required to accumulate Common Stock with a target value equal to two times base salary. Certain senior officers of Centuri, including Centuri’s Chief Executive Officer, are required to defer cash compensation into a deferral plan account with returns based on Centuri’s financial performance.
Southwest Gas Holdings 2023 Notice and Proxy 47

Pledging, Hedging and Other Transactions in Company Securities
Our Insider Trading Policy prohibits directors and officers of the Company from pledging Company securities as collateral for a loan. Transactions by directors and officers in Company securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Company securities. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders. Our Insider Trading Policy expressly discourages, but does not prohibit, other Company employees from engaging in any hedging or pledging transactions involving Company securities.

Clawback Policy
The Company’s clawback policy allows the Company to recoup the value of any excess incentive compensation paid and granted, earned, or vested based on the attainment of performance conditions containing financial reporting measures, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The clawback policy applies to all employees, including NEOs, and covers any excess incentive compensation received during the three fiscal years preceding the date on which the Company is required to prepare such accounting restatement.
48 Southwest Gas Holdings 2023 Notice and Proxy

COMPENSATION COMMITTEE REPORT
As a part of the Committee’s duties, it is charged with the responsibility of producing a report on executive compensation for inclusion in the Annual Report on Form 10-K and this Proxy Statement. This report is based on the Committee’s review of the Compensation Discussion and Analysis and the discussion of its content with management.
The Committee, based on its review of the Compensation Discussion and Analysis and its discussions with management, recommended to the Board (and the Board has approved and directed) that this Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and this Proxy Statement.
Compensation Committee
Jane Lewis-Raymond (Chair)
E. Renae Conley
Anne L. Mariucci
Ruby Sharma
Andrew J. Teno
A. Randall Thoman
Southwest Gas Holdings 2023 Notice and Proxy 49

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table (2022, 2021 and 2020)
The following table includes information concerning compensation during 2022, 2021 and 2020 for the named executive officers, to whom we refer as the “NEOs.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(12)(13)(14)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)(9)(10)	Total ($)
Karen S. Haller	2022	745,497	500,000	2,921,572	—	145,812	42,917	4,355,798
President and Chief Executive Officer	2021	494,301	—	789,542	411,765	329,860	41,075	2,066,543
	2020	465,426	—	716,568	424,830	964,385	24,655	2,595,864
John P. Hester	2022	467,354	—	2,815,007	—	158,306	2,689,060	6,129,727
Former President and Chief Executive Officer	2021	1,081,233	—	2,921,469	1,091,250	519,562	61,065	5,674,579
	2020	1,005,943	—	2,558,720	1,249,500	1,636,794	60,820	6,511,777
Robert J. Stefani(11)	2022	61,781	625,000	2,100,000	—	190	2,750	2,789,721
Senior Vice President/Chief Financial Officer	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Gregory J. Peterson	2022	445,105	—	641,552	—	38,297	87,597	1,212,551
Former Senior Vice President/Chief Financial Officer	2021	451,658	—	651,673	299,488	228,431	33,689	1,664,939
	2020	418,646	—	575,314	336,473	829,999	35,625	2,196,057
Paul M. Daily	2022	786,000	—	2,240,353	65,026	—	102,067	3,193,446
President and Chief Executive Officer, Centuri Group, Inc.	2021	755,231	—	1,220,797	1,554,192	5,603	96,883	3,632,706
	2020	736,828	—	938,187	1,747,272	40,471	92,388	3,555,146
Justin L. Brown(11)	2022	459,759	224,025	319,567	142,913	11,735	14,677	1,172,676
President, Southwest Gas Corporation	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Julie M. Williams(11)	2022	313,060	77,976	79,141	75,924	22,150	180,286	748,537
Senior Vice President/Chief Operating Officer, Southwest Gas Corporation	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
(1)Amounts shown in this column include any amounts deferred by the NEOs into 401(k) and nonqualified deferral plans.
(2)Amounts shown in this column represent the aggregate grant date fair value of awards of Performance Shares, time-lapse RSUs, and Non-threshold Performance Shares granted in 2020, 2021 and 2022. In each case, the amounts were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the Common Stock share price on the date of grant. The value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. The assumptions used to calculate these amounts are included in “Note 9 - Share-Based Compensation” of Exhibit 13.01 to our 2022 Annual Report on Form 10-K. However, as required, the amounts shown exclude the impact of estimated forfeitures. Performance Share values were calculated based on the probable outcome of the performance condition as of the grant date, which was determined to equal target performance. For the Southwest Officers, Performance Shares generally vest upon completion of a three-year performance period, with the amount that vests based on the achievement of certain company financial targets and relative total stockholder returns. The final amount of earned Performance Shares can range from 0% to a maximum of 195% (assuming the highest level of performance) of the amount of unearned Performance Shares granted, and upon settlement, shares of Common Stock are issued for each earned Performance Share. The value of Performance Shares granted in 2022, assuming achievement of the highest level of performance for the three-year performance period ending December 31, 2024, and using the closing price of Common Stock as of the date of grant in accordance with ASC Topic 718, would be as follows: for Ms. Haller, $3,990,700 for Mr. Hester, $4,006,865; for Mr. Peterson, $890,437; for Mr. Brown, $412,794; and for Ms. Williams, $75,892. Due to their retirements, the final amount of earned Performance Shares for Messrs. Hester and Peterson will be a prorated based on their time of service during the performance period. The time-lapse RSUs vest in three annual installments of 40%, 30%, 30% respectively following the grant, assuming the NEO continues to meet the requirements for vesting. Award agreements for Performance Shares and time-lapse RSUs give holders the right to receive dividend equivalent payments as and when dividends are paid on Common Stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award.
(3)For 2022, Mr. Daily was granted time-lapse RSUs with three-year cliff vesting on December 31, 2024, assuming he continues to meet the requirements for vesting. For Mr. Daily, 2020 and 2021 Performance Share and Non-threshold Performance Share values were
50 Southwest Gas Holdings 2023 Notice and Proxy

calculated based on the probable outcome of the performance condition as of the grant date, which was determined to equal target performance. Performance Shares generally vest upon completion of a three-year performance period, with the amount that vests based on the achievement of certain Centuri financial targets. The final amount of earned Performance Shares can range from 0% to a maximum of 200% (assuming the highest level of performance) of the amount of unearned Performance Shares granted, and upon settlement, shares of Common Stock are issued for each earned Performance Share. The Non-threshold Performance Shares vest three years after grant, assuming Mr. Daily continues to meet the requirements for vesting. The award of Non-threshold Performance Shares is not subject to a threshold to generate payment, but they are impacted by the change in Centuri EV at the end of the performance period. Non-Threshold Performance Shares are capped at 133.1% of the target award amount. Mr. Daily’s award agreement for Performance Shares, Non-threshold Performance Shares, and time-lapse RSUs gives him the right to receive dividend equivalent payments as and when dividends are paid on Common Stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award.
(4)Amounts shown in this column represent the annual incentive cash awards paid in 2021, 2022 and 2023 for services performed in 2020, 2021 and 2022, respectively. For Mr. Daily, the amounts shown in this column also include the cash portion of his long-term incentive awards for the performance periods beginning in 2020, 2019 and 2018 and paid in 2023, 2022 and 2021, respectively. Mr. Daily did not receive a 2022 annual incentive cash award, and his long-term incentive cash award amount for the three-year performance period beginning in 2020 was $65,026. For Mr. Hester, no 2022 annual incentive award is included in this column because it was included in his negotiated settlement lump sum severance payment reflected in the “All Other Compensation” column.
(5)The aggregate change in the actuarial present value of the Southwest Officers’ accumulated benefit under the Retirement Plan and the SERP for 2022 and the above-market interest (in excess of 120% of the applicable federal long-term rate with compounding) earned by NEOs on executive deferral plan balances for 2022 are as follows:

	Increase in Pension Values ($)	Above-Market Interest ($)
Ms. Haller	93,225	52,587
Mr. Hester	—	158,306
Mr. Stefani	N/A	190
Mr. Peterson	—	38,297
Mr. Daily	N/A	(11,085)
Mr. Brown	—	11,735
Ms. Williams	—	22,150
No amounts are payable from the pension plans before a participant attains age 55 and experiences a separation in service from the Company.
(6)Employer contributions under the EDP for Southwest Officers, the EIP for Mr. Stefani and Centuri’s 401(k) and nonqualified deferral plan for Mr. Daily in 2022 were as follows:

Employer Contributions ($)
Ms. Haller	42,653
Mr. Hester	39,539
Mr. Stefani	2,750
Mr. Peterson	18,563
Mr. Daily	56,110
Mr. Brown	14,677
Ms. Williams	10,866
Centuri matches 100% of Mr. Daily’s pre-tax contributions up to the first 3% of his base salary under its 401(k) plan. Thereafter, Centuri matches 50% of Mr. Daily’s pre-tax contributions up to the next 4% of his base salary. All matching contributions are subject to certain limits as determined by law, and Mr. Daily received $15,250 of matching contributions in the 401(k). Employer matching contributions in Centuri’s nonqualified deferral plan are equal to the first 5% of the salary compensation deferred under the plan, and Mr. Daily received $40,860 of matching contributions in the nonqualified deferral plan. Matching contributions to Southwest Officers under the EDP equal 50% of the amount deferred by each officer up to 3.5% of the officer’s respective annual salary. Since he is not eligible for the Retirement Plan, Mr. Stefani receives a non-elective employer contribution of 3% of his salary to his EIP account and 100% employer matching contributions on the first 7% of his EIP contributions. In 2022, Mr. Stefani received $1,269 in Company-paid non-elective contributions to his EIP account and $1,481 in matching contributions to his EDP account.
(7)The aggregate incremental costs of the perquisites and personal benefits to the NEOs are based on the cost to the Company. In 2022, Southwest did not provide a car allowance to the Southwest Officers, and the total amount of perquisites and personal benefits for the Southwest Officers, other than Mr. Hester, was less than $10,000 each. Mr. Hester received a retirement gift in the amount of $15,000, electronic devices valued at $3,644, $1,100 for social club dues, and $2,500 for an executive physical as perquisites in 2022. The perquisites and personal benefits for Mr. Daily, by type and amount, for 2022 are as follows:

	Car Allowance ($)	Club Dues ($)	Physicals ($)	Financial Planning ($)	Life Insurance ($)
Mr. Daily	31,200	5,297	2,657	—	6,803
Southwest Gas Holdings 2023 Notice and Proxy 51

(8)In connection with his departure from the Company in May 2022 pursuant to the Company’s Cooperation Agreement with the Icahn Group, Mr. Hester received a negotiated settlement severance payment of $2,458,714, reimbursement for $10,000 in attorneys fees, a tax gross-up amount for the attorneys fees reimbursement of $6,488, and $152,074 as payment for unused vacation days. For more information on this, see “Executive Compensation - Compensation Discussion and Analysis - Post-Termination Benefits.”
(9)For Mr. Peterson, amounts in this column include $66,769 as payment for unused vacation days.
(10)For Ms. Williams, amounts in this column include $27,224 as employer-paid moving expenses, $50,000 to facilitate her move to Las Vegas, $49,667 in home closing cost payments and $42,265 as tax gross-ups for moving expenses and home closing costs.
(11)Mr. Stefani began employment with the Company as Chief Financial Officer in 2022, so he has no compensation to report for 2021 and 2020. Mr. Brown and Ms. Williams were not NEOs in 2021 and 2020, so no compensation is reported for those years.
(12)On February 23, 2023, the Board approved a special bonus for Ms. Haller to recognize her effective leadership of the Company through a year of unprecedented change, as she implemented the Board’s strategic direction to simplify the Company’s business mix to maximize stockholder value. For more information about the special bonus see “Executive Compensation - Compensation Discussion and Analysis - Details of Compensation Program.”
(13)Mr. Stefani earned a signing bonus on October 31, 2022, but consistent with the terms of his Employment Agreement the signing bonus was not paid before January 1, 2023.
(14)On February 23, 2023, the Board approved a discretionary bonus pool for Southwest employees (other than Ms. Haller and Mr. Stefani, who are also Company officers). The bonus pool was created to recognize employees for outstanding performance in 2022 and to promote employee retention. Discretionary bonuses were awarded from this pool to Mr. Brown and Ms. Williams. For more information about the discretionary bonus pool see “Executive Compensation - Compensation Discussion and Analysis - Details of Compensation Program.”
52 Southwest Gas Holdings 2023 Notice and Proxy

Grants of Plan-Based Awards (2022)
The following table sets forth information regarding each grant of an award made under our incentive plans to our NEOs during the fiscal year ended December 31, 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)(3)(4)	Grant Date Fair Value of Stock Awards ($)(5)(6)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Karen S. Haller	February 24, 2022	Annual Cash	749,350	1,070,500	1,498,700	—	—	—	—	—
	February 24, 2022	Performance Shares	—	—	—	4,444	8,888	17,331	—	598,518
	October 6, 2022	Performance Shares(7)	—	—	—	10,526	21,053	41,053	—	1,448,016
	February 24, 2022	Time-Lapse RSUs	—	—	—	—	—	—	3,673	247,363
	October 6, 2022	Time-Lapse RSUs(7)	—	—	—	—	—	—	9,126	627,675
John P. Hester	February 24, 2022	Annual Cash	790,787	1,129,696	1,581,574	—	—	—	—	—
	February 24, 2022	Performance Shares	—	—	—	15,257	30,514	59,502	—	2,054,813
	February 24, 2022	Time-Lapse RSUs	—	—	—	—	—	—	11,289	760,194
Robert J. Stefani	November 21, 2022	Annual Cash	269,500	385,000	539,000	—	—	—	—	—
	November 21, 2022	Time-Lapse RSUs	—	—	—	—	—	—	30,675	2,100,000
Gregory J. Peterson	February 24, 2022	Annual Cash	225,680	322,400	451,360	—	—	—	—	—
	February 24, 2022	Performance Shares	—	—	—	3,390	6,781	13,223	—	456,633
	February 24, 2022	Time-Lapse RSUs	—	—	—	—	—	—	2,746	184,919
Paul M. Daily	February 24, 2022	Annual Cash	510,900	786,000	1,336,200	—	—	—	—	—
	May 4, 2022	Time-Lapse RSUs	—	—	—	—	—	—	25,246	2,240,353
Justin L. Brown	February 24, 2022	Annual Cash	270,375	386,250	540,750	—	—	—	—	—
	February 24, 2022	Performance Shares	—	—	—	1,572	3,143	6,130	—	211,650
	February 24, 2022	Time-Lapse RSUs	—	—	—	—	—	—	1,603	107,917
Julie M. Williams	February 24, 2022	Annual Cash	143,640	205,200	287,280	—	—	—	—	—
	February 24, 2022	Performance Shares	—	—	—	289	578	1,127	—	38,923
	February 24, 2022	Time-Lapse RSUs	—	—	—	—	—	—	597	40,219
(1)The amounts reflect the threshold, target and maximum amounts which could have been earned under the annual cash component of our incentive compensation program. The actual amounts received by the NEOs for 2022 performance under the program are set forth under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Mr. Hester’s award was included as part of his negotiated settlement lump sum severance payment. For more information on this, see “Executive Compensation - Compensation Discussion and Analysis - Post-Termination Benefits.” Annual cash incentives are described in further detail under “Executive Compensation - Compensation Discussion and Analysis - Incentive Compensation - Annual Incentive Compensation.”
(2)For the Southwest Officers, the amounts shown represent the threshold, target and maximum number of shares of Common Stock that could be earned with respect to Performance Shares granted in 2022 under the long-term performance component of our incentive compensation program. The number of Performance Shares that will become earned and vested, and the resulting number of shares of Common Stock to be issued, will be determined after completion of the three-year performance period ending December 31, 2024, and the number of shares can range from 50% at threshold to a maximum of 150% of the target number, subject to 30% upward or downward adjustment based on a total shareholder return modifier. When threshold performance is achieved, the number of shares earned will not be adjusted below 50% of the target number. When total shareholder return is negative, but the Company’s relative total shareholder return performance is at or above the 75th percentile, the cap is 140% of target. When the Company’s relative total shareholder return performance is between the 50th and 75th percentiles, the cap is 115% of target. When the Company’s relative total shareholder return performance is at or below the 50th percentile, the cap is 100% of target. Messrs. Hester and Peterson will receive prorated awards based on their time of service during the performance period due to their retirements in 2022.
(3)For the Southwest Officers, except Mr. Stefani, the amounts shown represent the number of time-lapse RSUs that were granted in 2022 under the long-term component of our incentive compensation program. For the Southwest Officers, except Messrs. Hester and Peterson, the time-lapse RSUs awarded vest over three years, 40% at the end of the first year and 30% at the end of each of the second and third years, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2023. For Messrs. Hester and Peterson, all unvested time-lapse RSUs are distributed six months after retirement. For further
Southwest Gas Holdings 2023 Notice and Proxy 53

details regarding the long-term components of our incentive compensation program, see “Executive Compensation - Compensation Discussion and Analysis - Incentive Compensation - Long-Term Incentive Compensation.” For Mr. Daily, the amounts shown represent the number of time-lapse RSUs that were granted on May 4, 2022 under the long-term component of Centuri’s incentive compensation program. The time-lapse RSUs are cliff-vesting and will vest on December 31, 2024, assuming Mr. Daily continues to meet the requirements for vesting. For further details regarding the long-term components of Centuri’s incentive compensation program, see “Executive Compensation - Compensation Discussion and Analysis - Incentive Compensation - Long-Term Incentive Compensation.”
(4)For Mr. Stefani, the amounts shown represent the number of time-lapse RSUs that were granted as a special one-time award on November 21, 2022. The time-lapse RSUs awarded vest in equal installments on the first, second and third anniversary of the grant date, assuming Mr. Stefani continues to meet the requirements for vesting, and the initial vesting will occur on November 21, 2023.
(5)For the Southwest Officers, except Mr. Stefani, the amounts shown reflect the aggregate grant date fair value (based on the closing price of Common Stock on February 24, 2022) of time-lapse RSUs or Performance Shares granted on February 24, 2022 or October 6, 2022 calculated in accordance with FASB ASC Topic 718. With respect to the Performance Shares granted, the amount represents the grant date fair value of the target award. For Mr. Daily, the amount shown reflects the grant date fair value (based on the closing price of Common Stock on May 4, 2022) of time-lapse RSUs granted on May 4, 2022 calculated in accordance with FASB ASC Topic 718.
(6)For Mr. Stefani, the amount shown reflects the grant date fair value (based on the closing price of Common Stock on November 21, 2022) of time-lapse RSUs granted on November 21, 2022 to Mr. Stefani, calculated in accordance with FASB ASC Topic 718.
(7)The October 6, 2022 award of time-lapse RSUs and Performance Shares to Ms. Haller included year-to-date dividend equivalents.

Outstanding Equity Awards at Fiscal Year-End 2022
The following table sets forth information regarding unvested time-lapse RSUs, Performance Shares, and Non-threshold Performance Shares for each of the NEOs, in each case, outstanding as of December 31, 2022, and assuming target performance.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Karen S. Haller	16,166	1,000,338	39,643	2,453,103
John P. Hester	—	—	20,962	1,297,128
Robert J. Stefani	30,958	1,915,652	—	—
Gregory J. Peterson	5,385	333,214	7,032	435,161
Paul M. Daily	26,070	1,613,202	20,084	1,242,808
Justin L. Brown	3,112	192,548	6,700	414,607
Julie M. Williams	1,193	73,854	1,284	79,431
(1)There were no securities underlying either unexercised stock options, which were exercisable or unexercisable, or unexercised unearned options granted under any equity incentive plan at the end of fiscal 2022.
(2)For the Southwest Officers, represents time-lapse RSUs, which vest in annual installments over the course of the three years following the grant, assuming the NEO continues to meet the requirements for vesting, as reflected in the following tables. For Mr. Daily, represents time-lapse RSUs which have three-year cliff vesting. Grants in 2022 reflected below include amounts discussed in footnotes (3) and (4) to the “Grants of Plan-Based Awards (2022)” table.
For the Southwest Officers, except Messrs. Hester, Stefani and Peterson, outstanding time-lapse RSUs granted in 2020, 2021 and 2022 vest over three years, 40% at the end of the first year and 30% at the end of each of the second and third years, and will include dividends reinvested. For Mr. Hester, who retired in May 2022, all outstanding time-lapse RSUs were distributed in December 2022, including dividends reinvested. For Mr. Stefani, outstanding time-lapse RSUs vest over three years, 10,225 each year on November 21, 2023, November 21, 2024 and November 21, 2025 and will include dividends reinvested. For Mr. Peterson, who retired on November 30, 2022, all outstanding time-lapse RSUs will be distributed in June 2023, six months after his retirement and will include dividends reinvested. For Mr. Daily, time-lapse RSUs granted in 2022 have three-year cliff vesting on December 31, 2024 and will include dividends reinvested. Vesting for NEOs other than Messrs. Hester, Stefani, Peterson and Daily is as follows:
54 Southwest Gas Holdings 2023 Notice and Proxy

	Grant Year	Vests January 2023 (#)	Vests January 2024 (#)	Vests January 2025 (#)
Ms. Haller	2022	5,201	3,901	3,901
	2021	1,131	1,131
	2020	900	—	—
Mr. Hester	2022	—	—	—
	2021	—	—	—
	2020	—	—	—
Mr. Stefani	2022	—	—	—
	2021	—	—	—
	2020	—	—	—
Mr. Peterson	2022	—	—	—
	2021	—	—	—
	2020	—	—	—
Mr. Daily	2022	—	—	—
	2021	—	—	—
	2020	—	—	—
Mr. Brown	2022	662	496	496
	2021	518	518	—
	2020	421	—	—
Ms. Williams	2022	247	185	185
	2021	206	206	—
	2020	165	—	—
Vesting provisions of time-lapse RSUs following certain termination events are discussed below under “Post-Termination Benefits.”
(3)The market value of Common Stock was $61.88 per share, the closing price on the last trading day of 2022.
(4)For the Southwest Officers, represents Performance Shares awarded for the performance periods beginning January 1, 2021 and January 1, 2022. See footnote (2) to the “Grants of Plan-Based Awards (2022)” table and “Post-Termination Benefits” for a discussion of the vesting terms of our Performance Shares. Assuming achievement of target performance, the number of Performance Shares indicated (plus accumulated dividends reinvested) will vest following the three-year performance period ending December 31, 2023 for awards granted in 2021, and December 31, 2024 for awards granted in 2022, subject to meeting all vesting requirements. For Messrs. Hester and Peterson, amounts shown in this column for Performance Shares reflect proration based on their months of service during the applicable performance periods.
For Mr. Daily, the amounts shown represent the number of shares of Common Stock that could be earned with respect to Performance Shares and Non-Threshold Performance Shares granted in 2021 under the long-term performance component of the Centuri incentive compensation program. The number of Performance Shares that will become earned and vested, and the resulting number of shares of Common Stock to be issued, will be determined after completion of the three-year performance period ending December 31, 2023, and the number of shares can range from 25% at threshold to a maximum of 200% of the target number. If Centuri EV growth does not achieve threshold, then no amount is paid. The Non-Threshold Performance Shares that were granted in 2021 under the long-term component of Centuri's incentive compensation program vest at the end of the three year performance period, assuming Mr. Daily meets the requirements for vesting. Non-threshold Performance Shares are not subject to a threshold to generate an award, but they can be increased or decreased based on the percentage change of Centuri's EV. If EV increases over the performance period, the award is increased by the percent of increase. Similarly, the Non-threshold Performance Share award is decreased by the same percent of decrease if EV decreases over the performance period. Non-threshold Performance Shares are capped at 133.1% of the target award amount.

Southwest Gas Holdings 2023 Notice and Proxy 55

Stock Vested During 2022
The number of shares of Common Stock underlying Performance Shares, Non-Threshold Performance Shares and time-lapse RSUs that vested during 2022 and the value realized on vesting (the market price at vesting) are shown in the following table. There were no options to purchase Common Stock outstanding during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Karen S. Haller	7,456	483,162
John P. Hester(1)	45,661	3,019,253
Robert J. Stefani	—	—
Gregory J. Peterson	5,814	376,533
Paul M. Daily	1,758	108,777
Justin L. Brown	3,399	220,725
Julie M. Williams	961	63,579
(1)    The stock awards for Mr. Hester include shares of Common Stock underlying Performance Shares and time-lapse RSUs vested according to the normal vesting schedule, as well as his retirement distribution of time-lapse RSUs.

Pension Benefits
We offer two defined benefit retirement plans to the Southwest Officers. They include the Retirement Plan, which is available to all employees of Southwest who were hired before January 1, 2022, and the SERP, which is available to officers of Southwest who were hired before January 1, 2022.
Benefits under the Retirement Plan are based on each Southwest Officer’s (i) years of service with Southwest, up to a maximum of 30 years, and (ii) highest average annual salary over a period of five consecutive years within the final 10 years of service, not to exceed an annual maximum compensation level of $305,000 (in 2022) established by the Internal Revenue Service. Vesting in the Retirement Plan occurs after five years of service with Southwest.
The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50-60% of salary. The salary used for the SERP calculation is based on the 12-month average of the highest consecutive 36 months of salary at the time of retirement. Vesting in the SERP occurs at age 55, with 20 years of service, or at age 65 with 10 years of service with Southwest.
Upon retirement, the plans will provide a lifetime annuity to the Southwest Officers, with a 50% survivor benefit to their spouses and an option to choose a 75% survivor benefit to their spouses. No lump sum payments are permitted under the plans except when the amount is less than $5,000.
Ms. Haller is vested in both plans, and would receive full benefits if she retired as of the date of this Proxy Statement. Messrs. Hester and Peterson were vested in both plans and received full benefits when they retired in 2022. Mr. Stefani is not eligible for the Retirement Plan or SERP because he was hired after January 1, 2022. Mr. Brown and Ms. Williams are vested only in the Retirement Plan, and if both left the Company as of the date of this Proxy Statement, their accrued benefit under the Retirement Plan would be reduced by 58.56%, assuming benefits commenced at age 55. Mr. Brown would also receive a limited benefit under the SERP of $11,336 annually. Ms. Williams would also receive a limited benefit under the SERP of $9,535 annually.
56 Southwest Gas Holdings 2023 Notice and Proxy

Pension Benefits as of December 31, 2022
The following table sets forth the number of years of credited service and present value of accumulated benefits as of December 31, 2022, and payments received during the last fiscal year, under both the Retirement Plan and the SERP for each NEO.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Karen S. Haller	Retirement Plan	25	1,719,937	—
	SERP	25	2,893,105	—
John P. Hester	Retirement Plan	30	1,967,752	85,345
	SERP	30	6,641,586	39,448
Robert J. Stefani	N/A	N/A	N/A	N/A
Gregory J. Peterson	Retirement Plan	27	1,690,967	10,624
	SERP	27	1,753,705	—
Paul M. Daily	N/A	N/A	N/A	N/A
Justin L. Brown	Retirement Plan	17	682,442	—
	SERP	17	1,183,784	—
Julie M. Williams	Retirement Plan	26	799,730	—
	SERP	26	615,354	—
(1)The valuation method and all material assumptions applied in quantifying the present value of the accrued benefits are described in “Note 11 - Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2022 Annual Report on Form 10-K.

Nonqualified Deferred Compensation (2022)
We maintain nonqualified deferred compensation plans under which our NEOs are permitted to defer base salary and other cash compensation. These plans are described in detail under “Executive Compensation - Compensation Discussion and Analysis - Retirement Benefits.” The following table describes the nonqualified deferred compensation activity for each of our NEOs during fiscal year 2022.

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Karen S. Haller	195,279	42,653	92,558	—	2,054,764
John P. Hester	100,000	39,539	259,017	63,062	5,934,863
Robert J. Stefani	2,962	1,481	198	—	4,641
Gregory J. Peterson	112,934	18,563	69,324	—	1,593,502
Paul M. Daily	552,956	40,860	(145,259)	—	3,408,478
Justin L. Brown	50,304	14,677	20,355	—	445,810
Julie M. Williams	62,092	10,866	40,737	—	964,693
(1)Amounts shown in this column are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation Table.”
Southwest Gas Holdings 2023 Notice and Proxy 57

(2)Deferred compensation earnings, which were above-market, and Company contributions are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns, respectively, of the “Summary Compensation Table.” Those amounts for the NEOs are as follows:

	Above-Market Interest ($)	Company Contributions ($)	Total ($)
Ms. Haller	52,587	42,653	95,240
Mr. Hester	158,306	39,539	197,845
Mr. Stefani	190	1,481	1,671
Mr. Peterson	38,297	18,563	56,860
Mr. Daily	(11,085)	40,860	40,860
Mr. Brown	11,735	14,677	26,412
Ms. Williams	22,150	10,866	33,016
(3)The amounts reported in this column that were previously reported as compensation to the NEOs in the Summary Compensation Table for previous years are as follows:

	2020 ($)	2021 ($)	2022 ($)
Ms. Haller	186,869	120,737	290,519
Mr. Hester	272,955	274,725	297,845
Mr. Stefani*	—	—	4,633
Mr. Peterson	153,496	164,348	169,794
Mr. Daily	367,246	495,468	582,731
Mr. Brown*	—	—	76,716
Ms. Williams*	—	—	95,108
*Messrs. Stefani and Brown and Ms. Williams became NEOs in 2022, so 2020 and 2021 values are not reported.

Post-Termination Benefits
Each Southwest Officer has a change in control agreement, which provides benefits upon certain termination events following a change in control. The Company and Southwest are parties to an employment agreement with Mr. Stefani that provides benefits upon certain termination events not involving a change in control. Centuri is party to an employment agreement with Mr. Daily pursuant to which he is entitled to benefits upon the occurrence of specified termination events, both following and in the absence of a change in control. Incentive programs for the NEOs also provide for vesting of awards upon the occurrence of specified termination events in the absence of a change in control. Regardless of the manner in which an NEO’s employment is terminated, the officer is entitled to receive the amount of any accrued but unpaid base salary, amounts contributed (or otherwise vested) under 401(k) or nonqualified deferral plans, and amounts accrued and vested through Southwest’s Retirement Plan and SERP.
Following a Change in Control
The Southwest Officers’ change in control agreements are triggered by certain termination events following a change in control of either the Company or Southwest, and the change in control provision of Mr. Daily’s employment agreement is triggered by certain termination events following a change in control of either the Company or Centuri. Covered termination events include (i) the termination of employment by the employer without cause and (ii) termination by the employee as a result of a significant reduction in duties, responsibilities or compensation or a change in location. If a termination event occurs within two years after a change in control (for Ms. Haller and Mr. Stefani, or within two years prior to a change in control) (collectively referred to as a “Double Trigger Event”), the affected NEOs would receive the following benefits (as applicable):
▪Salary for three years for our CEO, two and one-half years for all other Southwest Officers and two years for Mr. Daily;
▪Annual incentive compensation (at target level) for three years for our CEO, two and one-half years for all other Southwest Officers, and two years of all cash incentive compensation for Mr. Daily;
▪Welfare benefits including the cost of medical, dental, disability, and life insurance coverage under the current employer plans (for three years for our CEO, two and one-half years for all other Southwest Officers and two years for Mr. Daily);
58 Southwest Gas Holdings 2023 Notice and Proxy

▪Vesting of unvested time-lapse RSUs, vesting of Performance Shares and Non-threshold Performance Shares;
▪Additional credit that may affect eligibility, vesting and the calculation of benefits under the SERP; and
▪Outplacement services of up to $30,000.
A change in control with respect to the Company includes: approval by the stockholders of the Company of the dissolution or liquidation of the Company; a merger or similar transaction resulting in more than a 50% change of ownership of the Company; a sale of substantially all of the Company’s business and/or assets to a person or entity that is not a subsidiary of the Company; acquisition by one person or a group of persons of at least 30% of the combined voting power of the Company; and during any two year period replacement of at least 50% of the directors unless the election of each new director was approved by a vote of at least three-fourths of the directors then still in office who were directors at the beginning of such period. Any of the foregoing events with respect to Southwest constitutes a change in control of Southwest, and any of the foregoing events with respect to Centuri constitutes a change in control of Centuri.
Pursuant to their change in control agreements, Southwest Officers agreed not to publicly disparage the Company. In addition, severance payable under the agreements is subject to the Southwest Officers’ execution of a release of claims against the Company, which includes a covenant prohibiting disclosure of the Company’s confidential information. Mr. Stefani’s employment agreement also contains confidentiality, non-disparagement and release of claims provisions. Mr. Daily’s employment agreement contains non-compete and non-solicitation provisions, which apply during his employment and for a period of two years after his employment ends, and also contains confidentiality and non-disparagement provisions. Mr. Daily’s severance payments are also subject to a release of claims against Centuri.
In addition to benefits provided under the change in control agreements, Performance Share, Non-threshold Performance Share, and time-lapse RSU awards provide for vesting of awards following a change in control (as described in footnote (1) to the following table).
Under the assumption that a Double Trigger Event occurred on December 31, 2022, based on the terms of the change in control agreements for the Southwest Officers and the Daily Employment Agreement, it is estimated that the NEOs would have received the compensation presented in the following table. Messrs. Hester and Peterson were already retired as of December 31, 2022, and would not have received any compensation for a Double Trigger Event occurring on December 31, 2022.

Name	Salary ($)	Incentive Compensation ($)	Welfare Benefits ($)	Stock Acceleration ($)(1)	Outplacement Services ($)	Additional SERP Benefits ($)(2)	Total ($)
Karen S. Haller	2,569,200	3,211,500	60,988	2,008,179	30,000	255,033	8,134,900
Robert J. Stefani	1,375,000	962,500	51,962	1,915,652	30,000	N/A	4,335,114
Paul M. Daily	1,572,001	1,572,001	67,152	2,441,741	30,000	N/A	5,682,895
Justin L. Brown	1,287,500	965,625	58,567	401,998	30,000	1,265,545	4,009,235
Julie M. Williams	855,000	513,000	56,311	114,493	30,000	1,282,679	2,851,483
(1)All time-lapse RSUs of the Southwest Officers would vest upon a Double Trigger Event. A pro rata portion of the target number of Performance Shares based on the number of months of service relative to the 2021-2023 and 2022-2024 three-year performance periods would vest upon a Double Trigger Event. For Mr. Daily, all of his 2022 time-lapse RSUs would vest and a pro-rata portion of the target number of 2021-2023 Performance Shares and Non-threshold Performance Shares would vest upon a Double Trigger Event. As of December 31, 2022, the pro rata amount equaled one-third of the target number for the 2022-2024 performance period and two-thirds of the target number for the 2021-2023 performance period. The value of Performance Shares, Non-threshold Performance Shares and time-lapse RSUs set forth above is based on the closing price of Common Stock on the last trading day of 2022 ($61.88).
(2)Additional SERP benefits are shown on a present value basis, using the valuation method and all material assumptions described in “Note 11 - Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2022 Annual Report on Form 10-K.
Absent a Change in Control
Southwest Officers. Incentive programs for the Southwest Officers and Mr. Stefani’s employment agreement provide for vesting of awards upon the occurrence of specified termination events in the absence of a change in control. Messrs. Hester and Peterson were already retired as of December 31, 2022, and would not have received any compensation for a termination event occurring on December 31, 2022.
▪Annual Incentive Plan. Southwest’s annual cash incentive plan states that if employment terminates as a result of death or disability, or when the officer is eligible for retirement under our Retirement Plan, the
Southwest Gas Holdings 2023 Notice and Proxy 59

officer will receive a prorated incentive plan payout for the portion of the performance period that the officer was employed. As of December 31, 2022, Ms. Haller was age 55 or older and eligible for retirement, but Messrs. Stefani and Brown and Ms. Williams were not. Accordingly, if Ms. Haller had terminated employment on December 31, 2022, as a result of retirement, or if any Southwest Officer had terminated employment on December 31, 2022 as a result of death, disability, or any other reason, the officer would have been entitled to receive a full incentive plan award because December 31, 2022 was the final day of the applicable performance period. The values for these payouts are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
▪Time-Lapse RSUs. As of December 31, 2022, each Southwest Officer, except for Mr. Hester, held unvested time-lapse RSUs. The respective award agreements generally require the officer to be employed by us on the applicable vesting dates to receive the awarded shares, but if employment terminates earlier as a result of death or disability, or when the officer is eligible for retirement under our Retirement Plan, the officer will receive all of the unvested shares. Accordingly, if Ms. Haller had terminated employment on December 31, 2022 as a result of retirement, or if any Southwest Officer had terminated employment on December 31, 2022, as a result of death or disability, the value of the time-lapse RSUs, based on a stock price of $61.88 per share (the closing price of Common Stock on the last trading day of 2022), that the officer would have been entitled to is: for Ms. Haller, $1,000,338; for Mr. Stefani, $1,915,652; for Mr. Brown, $192,548; and for Ms. Williams, $73,854.
▪Performance Shares. As described above under “Grants of Plan-Based Awards (2022),” we granted Performance Share awards to the Southwest Officers in February 2022 (and on October 6, 2022 for Ms. Haller) under which shares of Common Stock (plus accumulated cash dividends) will be issued to them based on Company performance from 2022 through 2024. The award agreements generally require the officer to be employed by us on the last day of the performance period to receive an award payout, but if employment terminates earlier as a result of death, disability, or retirement after reaching age 55, the officer will be entitled to a prorated award payout. In the case of disability or death, a pro rata portion of the target number of Performance Shares would be paid promptly. Following retirement, an officer would receive a payout at the end of the applicable performance period based on the Company’s actual performance against the performance goals. If any Southwest Officer had terminated employment on December 31, 2022, as a result of death or disability or, for Ms. Haller, retirement, his or her award for the performance period from 2022 through 2024 would have been reduced to one-third of the original award reflecting employment for one year of the three-year performance period. Additionally, the Southwest Officers were granted Performance Shares in February 2021 under which shares of Common Stock (plus accumulated cash dividends) will be issued to them based on Company performance from 2021 through 2023. Assuming termination of employment as described above, the award for the performance period from 2021 through 2023 would have been reduced to two-thirds of the original award reflecting employment for two years of the three-year performance period. The value of the prorated award payouts for both tranches of Performance Shares, based on a stock price of $61.88 per share (which was the closing price of Common Stock on the last trading day of 2022), for each Southwest Officer is: for Ms. Haller, $1,007,841; for Mr. Stefani, $0 (as he has no 2022 or 2021 Performance Shares); for Mr. Brown, $209,450; and for Ms. Williams, $40,639. For purposes of the retirement scenario, whereby pro rata payouts would occur based on actual performance at the end of the three-year performance period, the above amounts assume achievement of target performance and do not include any estimated amounts for accumulated dividends.
▪Stefani Employment Agreement. In the event Mr. Stefani’s employment is involuntarily terminated other than for cause before November 21, 2025, Mr. Stefani would receive a termination benefit of 1.5 times his base salary and 100% of the target value of the annual cash incentive award. If such termination of employment had occurred on December 31, 2022, Mr. Stefani would have been entitled to $1,210,000.
▪Hester Severance Agreement. On May 6, 2022, the Company entered into a Cooperation Agreement with the Icahn Group. Also on May 6, 2022, Carl C. Icahn issued an Open Letter to the Company’s stockholders (filed with the SEC as an exhibit to the Icahn Group’s May 9, 2022 Amended Tender Offer Statement) noting that the Icahn Group would not have entered into the Cooperation Agreement if Mr. Hester’s retirement was not part of the agreement. On May 5, 2022, pursuant to the Severance Agreement and General Release entered into by and between Mr. Hester, the Company and Southwest (“Severance Agreement”), Mr. Hester agreed to retire and departed the Company and Southwest. Mr. Hester received a negotiated settlement with severance benefits including a total payment of $2,458,714, representing approximately one year’s salary ($1,303,492) and target annual incentive ($1,129,696), and 18 months of medical, dental and vision insurance coverage ($25,526). Vesting of Mr. Hester’s time-lapse RSUs and Performance Shares were in accordance with the award agreements entered into at the time of the awards, which provide for distribution
60 Southwest Gas Holdings 2023 Notice and Proxy

of all outstanding time-lapse RSUs six months after retirement and vesting of a pro rata portion of Performance Shares distributed at the end of the applicable performance period based on the Company’s actual performance against the performance goals. The total amount of time-lapse RSUs distributed to Mr. Hester in December 2022 was 22,402, with a value of $1,386,208, based on a stock price of $61.88 (the closing price of Common Stock on the last trading day of 2022). The total number of Performance Shares outstanding as of December 31, 2022, assuming target performance and applying his retirement proration, was 20,962, with a value of $1,297,128 based on a stock price of $61.88 (the closing price of Common Stock on the last trading day of 2022). The actual number of Performance Shares Mr. Hester will receive will be based on the Company’s actual performance during the applicable performance periods and will include dividends reinvested. Additionally, Mr. Hester received reimbursement for $10,000 of attorneys fees related to drafting and negotiation of the Severance Agreement, and a tax gross-up payment of $6,488 for the attorneys fees reimbursement. Mr. Hester executed a release of all claims against the Company and its subsidiaries and agreed to a mutual non-disparagement clause and to cooperate and be compensated for his assistance to the Company in defense of any litigation brought by a third party against the Company relating to his service. The Severance Agreement contains perpetual confidentiality obligations.
▪Retirement of Mr. Peterson. In connection with his retirement in 2022, all of Mr. Peterson’s outstanding time-lapse RSUs were subject to distribution six months after retirement. The total amount of time-lapse RSUs outstanding as of December 31, 2022 was 5,385, with a value of $333,214, based on a stock price of $61.88 (the closing price of Common Stock on the last trading day of 2022). His Performance Shares were prorated to reflect his months of service within the applicable performance periods and will be distributed at the end of each applicable performance period based on the Company’s actual performance against the performance goals. The total amount of Performance Shares outstanding as of December 31, 2022, assuming target performance and applying his retirement proration was 7,032, with a value of $435,161, based on a stock price of $61.88 (the closing price of Common Stock on the last trading day of 2022). The actual number of Performance Shares Mr. Peterson will receive will be based on the Company’s actual performance during the applicable performance periods and will include dividends reinvested.
Centuri. In the event of termination of Mr. Daily’s employment by reason of retirement, death, disability or termination without cause or for good reason, he would be provided with the benefits described below.
▪Cash Incentive Payments Made Upon Retirement, Death or Disability. Centuri’s annual incentive and long-term incentive plans generally require the officer to be employed by Centuri on the date that the awards are paid to receive the cash awards, but if employment terminates earlier as a result of death or disability, or when the officer is retirement age, the officer may receive a prorated award at the Centuri CEO’s discretion. As of December 31, 2022, Mr. Daily was eligible for retirement under both Centuri incentive plans. If Mr. Daily had terminated employment on December 31, 2022, as a result of death, disability or retirement, he would have been eligible to receive a full annual incentive plan award because December 31, 2022 was the final day of the applicable performance period. The value for this payout is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. If Mr. Daily had terminated employment on December 31, 2022, as a result of death, disability or retirement, his target award under the cash portion of Centuri’s long-term incentive plan for the performance period from 2021 through 2023 would have been reduced to two-thirds of the original award reflecting employment for two years of the three-year performance period. He would have been eligible to receive a payout at the end of the applicable performance period based on Centuri’s actual performance. Assuming achievement of target performance for the performance period from 2021 through 2023, the value of the cash long-term incentive that Mr. Daily would be entitled to receive would be $343,432. In addition, in the event of termination for disability, Mr. Daily’s employment agreement provides for a severance benefit equal to one year of base salary. Under the assumption that termination occurred on December 31, 2022 due to disability, Mr. Daily would have been entitled to a benefit of $786,000 pursuant to his employment agreement.
▪Payments Made Upon Termination for Cause or Without Good Reason. In the event of termination for cause by Centuri or voluntary resignation by Mr. Daily without good reason, his employment agreement and incentive plans provide for no severance benefits. The employment agreement defines “good reason” as (i) any requirement that Mr. Daily relocate, (ii) material failure by the employer to comply with the compensation provisions of the employment agreement or (iii) a significant reduction in duties, responsibilities or compensation.
▪Payments Made Upon Termination Without Cause or For Good Reason. In the event of a voluntary termination for good reason or termination by Centuri without cause, Mr. Daily’s employment agreement provides for a severance benefit equal to two years of base salary, the value of any unpaid annual incentive
Southwest Gas Holdings 2023 Notice and Proxy 61

from the year prior to the termination and two years of welfare benefits, including the cost of medical, dental and vision insurance coverage under the current Centuri plans. Under the assumption that termination occurred on December 31, 2022, Mr. Daily would have been entitled to a benefit of $1,625,146, including $1,572,001 in base salary and $53,145 in welfare benefits.
▪Performance Shares and Non-Threshold Performance Shares. In the event of Mr. Daily’s death, disability, job elimination or termination following a change in control, restrictions on Performance Shares and Non-threshold Performance Shares are removed and a pro-rata portion of the unvested shares become vested. The number of shares that vest is determined by multiplying the ratio of actual months of service in the three-year performance period by the number of shares earned at target performance. The value of the shares, based on a stock price of $61.88 per share (the closing price of Common Stock on the last trading day of 2022), that Mr. Daily would have been entitled to based on a December 31, 2022, termination date is $828,539. In the event of Mr. Daily’s retirement, the number of Performance Shares and Non-threshold Performance Shares that vest is determined by multiplying the ratio of actual months of service in the three-year performance period by the shares earned based on actual performance at the end of the performance period. Assuming Mr. Daily retired on December 31, 2022, based on a stock price of $61.88 per share (the closing price of Common Stock on the last trading day of 2022), the value of the shares Mr. Daily would have received is $828,539. For purposes of the retirement scenario, whereby pro rata payouts would occur based on actual performance at the end of the three-year performance period, the above amounts assume achievement of target performance and do not include any estimated amounts for accumulated dividends.
▪Time-Lapse RSUs. In the event of Mr. Daily’s death, disability or retirement, restrictions on time-lapse RSUs are removed and a pro-rata portion of the unvested shares become vested. The number of shares that vest is determined by multiplying the ratio of actual months of service in the three-year cliff-vesting period by the number of shares. The value of the shares, based on a stock price of $61.88 per share (the closing price of Common Stock on the last trading day of 2022), that Mr. Daily would have been entitled to based on a December 31, 2022, termination date is $537,734. In the event of an employer-initiated involuntary termination following a change in control, the time-lapse RSUs will be subject to accelerated vesting and will not be subject to proration based on actual months of service. The value of the shares, based on a stock price of $61.88 per share (the closing price of Common Stock on the last trading day of 2022), that Mr. Daily would have been entitled to based on a December 31, 2022, termination date is $1,613,202.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Ms. Karen S. Haller, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2022, our last completed fiscal year:
▪The median annual total compensation as described below, of all employees of the Company and its consolidated subsidiaries (other than our CEO) was $86,934; and
▪The annual total compensation of our CEO was $4,466,701 (annualized as described below).
▪Based on this information, for 2022 the ratio of the annual total compensation as described below, of Ms. Haller, our CEO and President, to the median annual total compensation of all employees, as determined pursuant to Item 402(u) of Regulation S-K, was 52 to 1, which is a reasonable estimate calculated consistent with applicable rules.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
▪Given the distribution of our employee population between the United States and Canada and our business segments, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of the employees, we selected elements of compensation that represent “base salary” (compensation paid at the normal hourly rate, excluding overtime, for hourly employees, and base cash salary for salaried employees) as the most appropriate measure of compensation to reflect annual compensation of our employees. Such compensation elements represent the fixed portion of each employee’s compensation arrangements and are paid without regard to our financial or operational performance or individual employee workloads in a given year. This compensation measure was consistently applied to all of our employees.
62 Southwest Gas Holdings 2023 Notice and Proxy

▪We identified the median employee as of December 31, 2022. The median employee is different than in 2021 due to changes in the employee population of the Company with the acquisition of Riggs Distler and MountainWest. All of our employees are located in either the United States or Canada and our CEO is based in the United States. Therefore, we did not make any cost-of-living adjustments in identifying the “median employee.”
▪Because the number of our Canadian employees was less than 5% of the total number of employees, the Canadian employees were excluded from the median employee calculation. The number of Canadian employees excluded was 413. The total number of United States and Canadian Company employees is 10,570 and that is the same number of employees used for the de minimis exclusion calculation.
▪Because the Company had more than one CEO serve during 2022, the annual total compensation for the CEO was calculated by annualizing the compensation of Ms. Haller as of December 31, 2022, the date the median employee was identified.
▪For our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $86,934. The difference between such employee’s base salary and the employee’s annual total compensation represents the value of such employee’s overtime and other premium pay, employer contributions to a 401(k) plan, and the value of the employer’s portion of such employee’s health care, disability and life insurance benefits ($5,670 for the employee and such employee’s eligible dependents).
▪With respect to the annual total compensation of our CEO, we used the amount listed above, plus $15,894 for the employer paid portion of our CEO’s and eligible dependents’ health care, disability and life insurance benefits.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures for the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation - Compensation Discussion and Analysis.”

Year	Summary Compen- sation Table Total for PEO ($)(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(1)(5)	Compensation Actually Paid to PEO ($)(2)(6)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(7)	Value of Initial Fixed $100 Investment Based On:		GAAP Consolidated Net Income/(Loss) ($)(9)	Utility Adjusted Net Income ($)(10)
							TSR(8)	Peer Group TSR(4)
2022	4,355,798	6,129,727	3,648,614	1,664,481	1,823,386	1,319,319	89.96	104.87	(203,290,000)	177,110,000
2021	—	5,674,579	—	6,424,725	2,139,255	2,303,196	98.48	101.63	200,779,000	182,135,000
2020	—	6,511,777	—	4,293,622	2,499,520	1,790,098	82.51	83.11	232,324,000	149,918,000
(1)Amounts shown in this column relate to Ms. Haller, who became CEO of the Company in May 2022.
(2)Amounts shown in this column relate to Mr. Hester, who retired as CEO of the Company in May 2022.
(3)The non-principal executive officer (“PEO”) NEOs reflected in this column for 2022 were: Messrs. Stefani, Peterson, Brown and Daily and Ms. Williams. The non-PEO NEOs reflected in this column for 2021 and 2020 were: Messrs. Peterson, Daily and DeBonis, and Ms. Haller.
(4)The Company’s peer group for Pay Versus Performance Table purposes is the S&P 1500 Gas Utilities Index, the same index the Company uses for purposes of the stock performance graph in the Company’s Annual Report to Stockholders.
Southwest Gas Holdings 2023 Notice and Proxy 63

(5)Compensation Actually Paid (“CAP”) was calculated according to the SEC’s definition of CAP as directed by Item 402(v) of Regulation S-K, and is not the same as compensation received. To calculate CAP to Ms. Haller, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

Year	Fair Value Increase of Unvested Awards Granted in Applicable Fiscal Year As of Fiscal Year End ($)	Change from Prior Year End Fair Value of Unvested Awards Granted in Prior Fiscal Year to Applicable Fiscal Year End Fair Value ($)	Change from Prior Year End Fair Value of Awards Granted in Prior Fiscal Year That Vested in Applicable Fiscal Year to Vesting Date Fair Value ($)	Deduction for Stock Awards Column in SCT ($)	Deduction for Change in Pension Value in SCT ($)	Increase for Service Cost for Pension Plan ($)
2022	2,672,255	(131,245)	(297,267)	(2,921,572)	(93,225)	63,870
(6)CAP was calculated according to the SEC’s definition of CAP as directed by Item 402(v) of Regulation S-K, and is not the same as compensation received. To calculate CAP to Mr. Hester, the following amounts were deducted from and added to SCT total compensation:

Year	Fair Value Increase of Unvested Awards Granted in Applicable Fiscal Year As of Fiscal Year End ($)	Fair Value Increase of Awards Granted in Applicable Fiscal Year that Vested in Applicable Fiscal Year as of Vesting Date ($)	Change from Prior Year End Fair Value of Unvested Awards Granted in Prior Fiscal Year to Applicable Fiscal Year End Fair Value ($)	Change from Prior Year End Fair Value of Awards Granted in Prior Fiscal Year That Vested in Applicable Fiscal Year to Vesting Date Fair Value ($)	Deduction for Awards Forfeited During Applicable Fiscal Year ($)	Deduction for Stock Awards Column in SCT ($)	Deduction for Change in Pension Value in SCT ($)
2022	268,639	784,294	(202,244)	(887,742)	(1,613,185)	(2,815,007)	—
2021	3,534,898	—	459,881	58,423	—	(2,921,469)	(381,587)
2020	2,279,181	—	(242,928)	(197,723)	—	(2,558,720)	(1,497,964)
(7)CAP was calculated according to the SEC’s definition of CAP as directed by Item 402(v) of Regulation S-K, and is not the same as compensation received. To calculate average CAP paid to the non-PEO NEOs, the following amounts were deducted from and added to average SCT total compensation:

Year	Average Fair Value Increase of Unvested Awards Granted in Applicable Fiscal Year As of Fiscal Year End ($)	Average Change from Prior Year End Fair Value of Unvested Awards Granted in Prior Fiscal Year to Applicable Fiscal Year End Fair Value ($)	Average Change from Prior Year End Fair Value of Awards Granted in Prior Fiscal Year That Vested in Applicable Fiscal Year to Vesting Date Fair Value ($)	Average Deduction for Awards Forfeited During Applicable Fiscal Year ($)	Average Deduction for Stock Awards Column in SCT ($)	Average Deduction for Change in Pension Value in SCT ($)	Average Increase for Service Cost for Pension Plan ($)
2022	842,425	(51,419)	(232,109)	(39,754)	(1,076,123)	—	52,913
2021	881,896	109,394	29,838	—	(753,874)	(153,986)	50,673
2020	551,533	(56,154)	(19,625)	—	(639,270)	(590,334)	44,429
(8)As required by Item 402(v)(2)(iv) and Item 201(e) of Regulation S-K, the Company’s cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (assuming dividend reinvestment) and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period.
(9)Net income/loss in this column is the Company’s GAAP consolidated net income/loss reflected in the Company’s audited financial statements for the applicable year.
(10)The Company-Selected Measure is utility adjusted net income, which is a non-GAAP measure. For a description of the adjustments made to utility net income to arrive at utility adjusted net income, see “Executive Compensation - Compensation Discussion and Analysis - Details of Compensation Program” above.
Financial Performance Measures
The items listed in the three tables below represent the most important measures we used to determine CAP for 2022 to the NEOs who are officers of the Company, Southwest and Centuri, as further described in our Compensation Discussion and Analysis within the section titled “Executive Compensation - Compensation Discussion and Analysis - Details of Compensation Program” for annual and long-term incentive compensation programs. The measures in the tables below contain all of the performance measures for the annual and long-term incentive programs for NEOs of the Company (Ms. Haller and Messrs. Hester, Stefani and Peterson),
64 Southwest Gas Holdings 2023 Notice and Proxy

Southwest (Mr. Brown and Ms. Williams), and Centuri (Mr. Daily). Three separate tables are used because the measures used to link CAP to performance are different for the Company, Southwest, and Centuri.

Most Important Performance Measures	Most Important Performance Measures	Most Important Performance Measures
Ms. Haller, Messrs. Hester, Stefani and Peterson	Mr. Brown and Ms. Williams	Mr. Daily
3-year Adjusted EPS	3-year Average Utility ROE	Centuri Enterprise Value
3-year Average Utility ROE	Utility Adjusted Net Income	Centuri Safety
Consolidated Adjusted Net Income	Utility Safety	Centuri Earnings Before Tax and Amortization
Utility Safety	Utility Productivity
Utility Productivity	Utility Customer Satisfaction
Utility Customer Satisfaction

Analysis of Information Presented in the Pay Versus Performance Table
As described in more detail in the section “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table. In the graphs below, CAP paid to the PEO for 2022 represents the aggregate CAP paid to Ms. Haller, the Company’s current CEO, and Mr. Hester, the Company’s former CEO.

Southwest Gas Holdings 2023 Notice and Proxy 65

Company TSR Versus S&P 1500 Gas Utilities Index TSR
As shown on the graph below, the Company’s TSR tracked consistently with the S&P 1500 Gas Utilities Index TSR in both positive and negative directions in 2020 and 2021, but varied in 2022.

Total Shareholder Return:
Company vs. S&P 1500 Gas Utilities Index
(Value of Initial Fixed $100 Investment)
$120
$110
$100
$90
$80
2019
2020
2021
2022
Southwest Gas Holdings TSR
Gas Utilities Index TSR

CAP Versus Company TSR
As shown on the graphs below, as the Company’s absolute TSR increases and decreases, so does CAP paid to the PEO and non-PEO NEOs. The Company does not use Company absolute TSR as a measure to determine compensation levels or incentive plan payouts. Rather, relative TSR using the TSR for the 20-member peer group created for compensation benchmarking purposes is used as a modifier to increase or decrease long-term incentive payouts by up to 30%. For more information on the Company’s use of relative TSR as a modifier
66 Southwest Gas Holdings 2023 Notice and Proxy

in its long-term incentive program, see “Executive Compensation - Compensation Discussion and Analysis - Details of Compensation Program” above.

CAP to PEO vs. Company TSR
CAP (in millions $)
$9.0
$6.8
$4.5
$2.3
$0.0
TSR
$105
$91
$78
$64
$50
2020
2021
2022
CAP to PEO
Company TSR

Notes:

- TSR: value of initial fixed $100 investment in 2019

Average CAP to Non-PEO NEOs vs. Company TSR
CAP (in millions $)
$4.5
$3.6
$2.7
$1.8
$0.9
$0.0
$105
$91
$78
$64
$50
TSR
2020
2021
2022
Average CAP to Non-PEO NEOs
Company TSR

Notes:

- TSR: value of initial fixed $100 investment in 2019

CAP Versus GAAP Consolidated Net Income/(Loss)
As shown in the graphs below, CAP paid to the PEO and non-PEO NEOs does not move consistently with GAAP consolidated net income/loss. The Company does not use GAAP consolidated net income to determine compensation levels or incentive plan payouts, but instead uses adjusted net income (either for the Company on a consolidated basis for annual incentives, for the utility for both annual and long-term incentives, or earnings before tax and amortization for Centuri for annual incentives) as a significantly-weighted measure for annual and long-term incentive compensation payouts. For more information on the Company’s use of adjusted net
Southwest Gas Holdings 2023 Notice and Proxy 67

income in its annual and long-term incentive programs, see “Executive Compensation - Compensation Discussion and Analysis - Details of Compensation Program” above.

CAP to PEO vs. GAAP Consolidated Net Income/Loss
$9.0
$6.8
$4.5
$2.3
$0.0
$(2.3)
$(4.5)
$(6.8)
$(9.0)
CAP (in millions $)
2020
2021
2022
$240.0
$160.0
$80.0
$0.0
$(80.0)
$(160.0)
$(240.0)
Net Income/Loss (in millions $)
CAP to PEO
GAAP Consolidated Net Income/Loss

Average CAP to Non-PEO NEOs vs. GAAP Consolidated Net Income/Loss
CAP (in millions $)
$4.5
$3.4
$2.3
$1.1
$0.0
$(1.1)
$(2.3)
$(3.4)
$(4.5)
2020
2021
2022
Net Income/Loss (in millions $)
$240.0
$160.0
$80.0
$0.0
$(80.0)
$(160.0)
$(240.0)
Average CAP to Non-PEO Neos
GAAP Consolidated Net Income/Loss

CAP Versus Utility Adjusted Net Income
As shown on the graphs below, utility adjusted net income and CAP paid to the PEO and non-PEO NEOs move fairly consistently. Utility adjusted net income is the company-selected measure because it is the most important single-year financial performance measure used by the Company to link CAP to Company performance for 2022. It is most important because it is the single-year financial measure that is the most heavily weighted to determine annual incentive compensation payouts for each of the utility NEOs. Utility adjusted net income performance determines 40% of annual incentive compensation payouts for the utility officers. Utility adjusted net income is included as part of the Company’s consolidated adjusted net income measure in the annual incentive program for Company officers and is not used for Centuri officers. Using utility adjusted net income,
68 Southwest Gas Holdings 2023 Notice and Proxy

rather than GAAP net income, is appropriate for the Company’s compensation program because the adjustments are used to help ensure comparability year over year and generally reflect items that are outside the control of management or are otherwise special, non-recurring items. For more information on the Company’s use of utility adjusted net income in the annual incentive program, and how this non-GAAP measure is calculated, see “Executive Compensation - Compensation Discussion and Analysis - Details of Compensation Program” above.

CAP to PEO v. Utility Adjusted Net Income
CAP (in millions $)
$9.0
$6.8
$4.5
$2.3
$0.0
Adjusted Net Income (in millions $)
$190.0
$142.5
$95.0
$47.5
$0.0
2020
2021
2022
CAP to PEO
Utility Adjusted Net Income

Average CAP to Non-PEO NEOs v.
Utility Adjusted Net Income
CAP (in millions $)
$4.5
$3.6
$2.7
$1.8
$0.9
$0.0
Adjusted Net Income (in millions $)
$190.0
$142.5
$95.0
$47.5
$0.0
2020
2021
2022
Average CAP to Non-PEO NEOs
Utility Adjusted Net Income

Southwest Gas Holdings 2023 Notice and Proxy 69

DIRECTOR COMPENSATION

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert L. Boughner	59,850	124,983	48,841	44	233,718
José A. Cárdenas	104,700	124,983	—	70	229,753
Stephen C. Comer	73,800	124,983	61,305	44	260,132
E. Renae Conley	185,800	190,511	—	105	376,416
Andrew W. Evans	108,350	121,549	—	70	229,969
H. Russell Frisby	22,500	—	—	9	22,509
Jane Lewis-Raymond	226,225	124,983	—	105	351,313
Henry P. Linginfelter	108,350	121,549	—	70	229,969
Anne L. Mariucci	222,650	124,983	45,104	105	392,842
Michael J. Melarkey	113,150	124,983	64,730	44	302,907
Carlos A. Ruisanchez	209,600	140,526	—	105	350,231
Ruby Sharma	46,250	72,774	—	44	119,068
Andrew J. Teno	106,700	121,549	—	70	228,319
A. Randall Thoman	155,800	124,983	36,454	105	317,342
Thomas A. Thomas	59,850	124,983	40,526	44	225,403
Leslie T. Thornton	143,300	124,983	12,769	105	281,157
(1)On February 24, 2022, each director serving at that time received 1,856 restricted stock units with a grant date fair value of $124,983. The Company does not issue option awards. On August 2, 2022, Messrs. Evans, Linginfelter, and Teno received 1,392 restricted stock units with a grant date fair value of $121,549, and Mr. Ruisanchez and Ms. Conley received 178 restricted stock units with a grant date fair value of $15,543. On August 3, 2022, Ms. Conley received 659 restricted stock units with a grant date fair value of $49,985. This was a special award in recognition of the sharply increased workload and time demands on the Chair of the Board from the strategic alternatives review process. On August 9, 2022, Ms. Sharma received 928 restricted stock units with a grant date fair value of $72,774.
(2)The restricted stock units are valued at the closing price of Common Stock on the date of grant. The grant date fair value of the restricted stock units granted on February 24, 2022 was based on the closing price of Common Stock of $67.34 on February 24, 2022. The grant date fair value of the restricted stock units granted on August 2, 2022 was based in the closing price of Common Stock of $87.32 on August 2, 2022. The grant date fair value of the restricted stock units granted on August 3, 2022 was based on the closing price of Common Stock of $75.85 on August 3, 2022. The grant date fair value of the restricted stock units granted on August 9, 2022 was based on the closing price of Common Stock of $78.42 on August 9, 2022. The amounts were determined in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are included in “Note 9 - Share-Based Compensation” of Exhibit 13.01 to our 2022 Annual Report on Form 10-K.
70 Southwest Gas Holdings 2023 Notice and Proxy

(3)Stock awards outstanding at December 31, 2022, for each of the listed directors are as follows. There are no outstanding option awards.

Stock Awards(#)
Mr. Boughner	—
Mr. Cárdenas	—
Mr. Comer	—
Ms. Conley	—
Mr. Evans	—
Mr. Frisby	—
Ms. Lewis-Raymond	8,026
Mr. Linginfelter	—
Ms. Mariucci	30,080
Mr. Melarkey	—
Mr. Ruisanchez	—
Ms. Sharma	—
Mr. Teno	—
Mr. Thoman	29,974
Mr. Thomas	—
Ms. Thornton	8,026
(4)The amounts in this column reflect above-market interest on nonqualified deferred compensation balances for 2022.
(5)The amounts in the All Other Compensation column represent the cost of life insurance for directors.

Director Compensation Narrative
In 2022, the Compensation Committee conducted a review of the types and amounts of director compensation. The independent compensation consultant conducted a benchmarking analysis of peer company director pay practices. Based on that analysis, the Committee decided that the Director Compensation Program would be changed to provide a prorated equity award to directors who join the Board at any time during the year, other than at the Annual Meeting, calculated on a monthly basis. Cash retainers are paid on a quarterly basis. The Committee also decided to increase the cash retainer and equity compensation to move compensation toward the median of peer group companies. The Committee uses a retainer-based model for director cash compensation (without regular individual meeting fees) and determines the value of annual equity grants for directors based on a set dollar amount.
The annual cash retainer for non-employee directors increased to $95,000. Additional annual cash retainers for the Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees are $20,000, $20,000 and $15,000, respectively. The additional annual cash retainer paid to our Chair of the Board is $100,000. Individual cash meeting fees of $1,650 are only payable when the number of meetings of the Board or a committee exceeds regularly scheduled meetings by three or more. The annual cash retainer for members of the Strategic Transactions Committee is $36,000 and the Chair of the Strategic Transactions Committee receives an annual cash retainer of $54,000. Individual cash meeting fees of $1,200 are only payable when the number of meetings of the Strategic Transactions Committee exceeds 20 per calendar year. Total Strategic Transactions Committee fees are capped at $90,000 per calendar year for the Chair and members.
Cash compensation received by the non-employee directors may be deferred until retirement or termination of their status as directors pursuant to the Directors Deferral Plan. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (“Bond Rate”). At retirement or termination, such deferrals will be paid out over 5, 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on January 1 for the five years prior to retirement or termination.
A fixed dollar value ($135,000 for 2023) will be granted annually in the form of equity compensation under the Company’s Omnibus Incentive Plan during the February Board meeting. The fixed dollar value is converted into awards representing a number of shares of Common Stock based on the closing share price for the last trading session of the most recently completed fiscal year. Under this program, each member of the Board was granted the equivalent of 2,182 shares of Common Stock on February 23, 2023.
Southwest Gas Holdings 2023 Notice and Proxy 71

Non-employee director equity compensation vests immediately upon grant, and the directors are provided the option to defer receipt of equity compensation until they leave the Board. Deferred stock units are credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on Common Stock. Such notional dividends are valued as of the date on which they are credited to the director and are reallocated into additional deferred stock units. When a director leaves the Board, any deferred stock units of such director will be converted into shares of Common Stock.
By Board policy, each non-employee director is required to retain at least five times the value of his or her annual cash retainer in Common Stock (or equivalents). Each non-employee director is required to fulfill this requirement within five years of being elected to the Board.
The maximum number of shares of Common Stock which may be awarded to any non-employee director during any fiscal year is 5,000 shares, which taken together with any cash fees paid by the Company to such non-employee director shall not exceed $500,000 in total value (calculating the value of any award based on the fair market value of the shares on the grant date of such award). These limitations were approved by stockholders on May 4, 2017.
Directors are prohibited by Company policy from pledging or engaging in financial hedging of their investment risk in our Common Stock.
Directors are entitled to participate in the same gift matching program that is available to all of our employees. Under this program, the Company matches contributions to qualified charitable organizations up to a maximum of $2,500 in any calendar year.
Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.
72 Southwest Gas Holdings 2023 Notice and Proxy

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
(Proposal 2 on the Proxy Card)

The Board Recommends a Vote “FOR” the Proposal to Approve the Company’s Executive Compensation

General
The Company seeks your non-binding advisory vote on our executive compensation program as described in this Proxy Statement. The Board has determined to submit an annual advisory vote on our executive compensation program to our stockholders at each annual meeting, and the Company is seeking another non-binding advisory vote on the frequency of the advisory vote on executive compensation as Proposal 3 in this Proxy Statement. The Board asks that you support the compensation of our NEOs as disclosed in the “Executive Compensation - Compensation Discussion and Analysis” section and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Accordingly, the Board recommends that our stockholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and adopt the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation - Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby APPROVED.”
The Company’s compensation program is designed and administered by the Compensation Committee of the Board, which is composed entirely of Independent Directors and carefully considers many different factors, as described in the “Executive Compensation - Compensation Discussion and Analysis” section, in order to provide appropriate compensation for the Company’s executives. As discussed in the “Executive Compensation - Compensation Discussion and Analysis” section, the compensation package for the Company’s NEOs (who are the officers listed in the Summary Compensation Table in the Executive Compensation Tables section) is designed to support the Company’s objectives of attracting, motivating and retaining the executive talent required to achieve our corporate objectives and increase stockholder value.
The compensation program is based on the Board-approved executive compensation philosophy of (i) paying base salary at the median (50th percentile) of the amounts paid by our peer group of companies (the “relative market”), (ii) providing annual and long-term incentive awards that are designed to motivate the NEOs to focus on specific annual and long-term financial and operational performance goals and achieve superior performance while placing a significant amount of total compensation at risk, and (iii) paying total direct compensation (base salary and annual and long-term incentive awards) to be competitive with the relative market.
Consistent with the SEC rule implementing the requirement that the Company periodically include a say-on-pay proposal in its proxy statement, the vote on this proposal is advisory and is not binding on the Company, the Compensation Committee or the Board. The Compensation Committee and the Board value the opinions that stockholders express in their votes and to the extent there is any significant vote against the NEO compensation, we will consider the outcome of the vote when making future executive compensation decisions and evaluate whether any actions are necessary to address stockholder concerns expressed by such vote. It is expected that the next advisory vote on executive compensation will occur at the 2024 Annual Meeting of Stockholders.
We encourage you to review the complete description of the Company’s executive compensation programs provided in this Proxy Statement, including the “Executive Compensation - Compensation Discussion and Analysis” section and the accompanying compensation tables.
Southwest Gas Holdings 2023 Notice and Proxy 73

ADVISORY VOTE ON THE FREQUENCY OF THE EXECUTIVE COMPENSATION VOTE
(Proposal 3 on the Proxy Card)

The Board Recommends a Vote “FOR” “1-Year” Frequency

The Dodd-Frank Act requires us to include, at least once every six years, an advisory vote regarding how often stockholders wish to cast the non-binding advisory vote on executive compensation. In casting their advisory vote, stockholders may choose among four options: (1) an annual vote (1-year), (2) a vote every two years (2-years), (3) a vote every three years (3-years) or (4) to abstain from voting. The Company currently conducts the advisory vote annually and the next scheduled advisory vote on executive compensation is anticipated to occur at the 2024 Annual Meeting.
The Board believes that an annual vote is appropriate for the Company because it provides stockholders the opportunity to provide frequent feedback on overall compensation philosophy, design and implementation. The advisory vote on the frequency of the advisory vote on executive compensation is non-binding, meaning that our
Board will not be obligated to take any actions or to adjust the frequency of the advisory vote on executive compensation as a result of the vote. Although the vote is non-binding, our Board and the Compensation Committee will review the voting results and consider the feedback obtained through this process in making future decisions about the frequency of the advisory vote on executive compensation.
For all of the foregoing reasons, the Board unanimously recommends that stockholders vote “FOR” the “1-year” frequency of the advisory vote on executive compensation on the Proxy Card.
A plurality of the affirmative votes cast is required for the approval of a choice among 1-year, 2-years, or 3-years. This means that whichever of the 1-year, 2-years or 3-years votes receives the most affirmative votes will be approved.
74 Southwest Gas Holdings 2023 Notice and Proxy

AUDIT COMMITTEE INFORMATION
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 4 on the Proxy Card)

The Board Recommends a Vote “FOR” Auditor Ratification

General
The Audit Committee (“Committee”) selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023, subject to ratification of the selection by the stockholders. PricewaterhouseCoopers LLP has been the Company’s independent public accounting firm since 2002. To the Committee’s knowledge, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.
The Committee is composed of Independent Directors and meets periodically with the Company’s internal auditors and independent registered public accounting firm to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Committee reviews both the audit scope and proposed fees for the coming year.
The affirmative vote of a majority of the shares represented and voting at the Annual Meeting or by proxy is necessary to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. If the selection of PricewaterhouseCoopers LLP is not ratified by stockholders, the Committee will review its future selection of the independent registered public accounting firm in light of the results of the vote. Even if the selection is ratified, the Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Committee determines that such change would be appropriate.
During fiscal years 2021 and 2022, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2021 ($)	2022 ($)
Audit Fees(1)	4,671,000	4,689,000
Audit-Related Fees(2)	190,000	782,000
Tax Fees(3)	532,000	1,102,000
All Other Fees(4)	1,000	4,700
(1)The services include the audit of the annual financial statements included in the Company’s Annual Report on Form 10-K; the reviews of unaudited quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q; subsidiary audits; consultation; comfort letters and consents for various financings and SEC filings; the assessment of the Company’s internal control over financial reporting; audit procedures for business acquisitions; and audit procedures following the implementation of new technology systems.
(2)The services include regulatory audits and regulatory compliance; evaluations of the adoption of new accounting standards; financial due diligence related to the Board’s evaluation of strategic alternatives for the Company and its subsidiaries; and pre-implementation reviews for new technology systems.
(3)The services include corporate tax return reviews and corporate tax planning and advice, including pre-acquisition tax diligence and tax services associated with the Board’s decision to pursue a spin-off of Centuri. The independent registered public accounting firm’s independence is assessed with respect to tax planning and advice services to be provided, including in light of the prohibition on representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.
(4)The services include permitted advisory services with regard to use of automated tools such as a disclosure checklist, which were not the subject of audit or audit-related services performed.
Under the Committee’s charter, the Committee must preapprove all Company engagements of PricewaterhouseCoopers LLP, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the Committee evaluates the anticipated engagements of the independent registered public accounting firm, including the scope of work proposed to be
Southwest Gas Holdings 2023 Notice and Proxy 75

performed and the proposed fees, and approves or rejects each service, consistent with its preapproval policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on PricewaterhouseCoopers LLP’s independence from management. The Committee also considers whether the independent registered public accounting firm is best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the Committee reviews updates of the actual services provided and fees charged by PricewaterhouseCoopers LLP.
Requests for the independent registered public accounting firm to provide additional services are presented to the Committee by the Company’s Chief Financial or Accounting Officer, on an as-needed basis. The Committee has delegated to the chairperson of the Committee the authority to evaluate and approve engagements on the Committee’s behalf in the event that a need arises for preapproval between Committee meetings. Approval of additional services will be made consistent with the preapproval policy and will be presented to the Committee for ratification at its next scheduled meeting.
Since the effective date of the preapproval process, the Committee has approved, in advance, each new engagement of PricewaterhouseCoopers LLP, and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.
76 Southwest Gas Holdings 2023 Notice and Proxy

AUDIT COMMITTEE REPORT
The Committee is composed of six members of the Board. The Board determined that each member of the Committee qualifies as independent under the independence standards of the NYSE and the SEC.
The Committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to stockholders and others, the system of internal control that management and the Board have established, and the audit process. Management is responsible for the Company’s consolidated financial statements, for maintaining effective internal control over the Company’s financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is required to plan and perform an integrated audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects, and to issue a report thereon. The Committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written Committee charter adopted by the Board. The Committee charter is available on the Company’s website at www.swgasholdings.com. The Committee reviews and assesses the adequacy of the charter at least annually and recommends any changes to the Board for approval.
In fulfilling the Committee’s responsibilities for 2022, the Committee:
▪Reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2022, with management and PricewaterhouseCoopers LLP;
▪Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
▪Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding their communications with the Committee concerning independence, and the Committee discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.
Audit Committee
A. Randall Thoman (Chair)
E. Renae Conley
Andrew W. Evans
Jane Lewis-Raymond
Carlos A. Ruisanchez
Leslie T. Thornton

Southwest Gas Holdings 2023 Notice and Proxy 77

SUBMISSION OF STOCKHOLDER PROPOSALS
Our Bylaws establish an advance notice procedure for stockholders to make director nominations for consideration at the Company’s annual meetings of stockholders. Director nominee proposals for the 2024 Annual Meeting must be received in writing by the Company on or before November 22, 2023. Any proposal to nominate a director to our Board of Directors must set forth the information required by the Company’s Bylaws. See “Governance of the Company - Selection of Directors” for a summary of these requirements.
Stockholders may submit other business proposals for consideration at the Company’s annual meetings of stockholders. In order for a stockholder business proposal to be considered for inclusion in the Company’s proxy statement for the 2024 Annual Meeting, it must be in such form as is required by Rule 14a-8 of the Exchange Act and received by the Company on or before November 22, 2023. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 5, 2024 and must also comply with the additional requirements of Rule 14a-19(b).
A business proposal submitted by a stockholder pursuant to our Bylaws and outside of the process of Rule 14a-8 for the 2024 Annual Meeting must be received by us no later than November 22, 2023, and must set forth the information required by the Company’s Bylaws.
OTHER MATTERS TO COME BEFORE THE MEETING
If any business not described in this Proxy Statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by our proxies will be voted at their discretion. As of the date of this Proxy Statement, we know of no other matter which might be presented for stockholder action at the meeting.

By Order of the Board of Directors

Thomas E. Moran Vice President, General Counsel and Corporate Secretary
78 Southwest Gas Holdings 2023 Notice and Proxy

Southwest Gas HOLDINGS

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE ONLINE OR BY TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD BY MAIL.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, and 4, and 1-YEAR frequency for Proposal 3.

1. Election of directors:

01 E. Renae Conley
02 Andrew W. Evans
03 Karen S. Haller
04 Jane Lewis-Raymond
05 Henry P. Linginfelter
06 Anne L. Mariucci
07 Carlos A. Ruisanchez
08 Ruby Sharma
09 Andrew J. Teno
10 A. Randall Thoman
11 Leslie T. Thornton

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

Please fold here – Do not separate

To withhold authority to vote for a particular nominee, mark the Vote FOR all nominees (except as marked) box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SOUTHWEST GAS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS

VIRTUAL MEETING

Please refer to the back of this Proxy Card for Voting Instructions

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at
www.swgasholdings.com/proxymaterials

Southwest Gas HOLDINGS

PROXY

This proxy will be voted in the manner directed by the stockholder(s). If no direction is made, this proxy will be voted FOR the listed director nominees (Proposal 1), FOR approval, on a non-binding, advisory basis, of the Company's executive compensation (Proposal 2), FOR approval, on a non-binding, advisory basis, of 1-YEAR frequency for the non-binding advisory vote on executive compensation (Proposal 3), and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2023 (Proposal 4).

The undersigned hereby revokes all previously granted proxies and appoints Karen S. Haller and Thomas E. Moran as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated by telephone, online or by mail, all the shares of Common Stock of the undersigned at the 2023 Annual Meeting of Stockholders of Southwest Gas Holdings, Inc., and at any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournment or postponement thereof.

Vote Online, by Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or online vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

ONLINE
www.proxypush.com/swx
Use the Internet to vote your proxy.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please ensure your mail vote will be delivered by May 3, 2023.

VOTE LIVE
You can register to attend the virtual Annual Meeting and vote your proxy live during the meeting at https://register.proxypush.com/SWX.

If you vote your proxy online or by telephone, you do NOT need to return your Proxy Card by mail.